UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                 )

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Talos Energy Inc.

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TALOS ENERGY

Technically
Driven

2020 PROXY STATEMENT

SPINE AREA 2020 PROXY STATEMENT Technically Driven

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date & Time:	Meeting Place:	Record Date:
May 11, 2021 10:00 a.m.	Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	March 22, 2021

To the stockholders of Talos Energy Inc.:

Notice is hereby given that the 2021 Annual Meeting of Stockholders of Talos Energy Inc. (the “Company”) will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, on May 11, 2021, at 10:00 a.m., Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect to the Company’s Board of Directors the four Class III directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.	P. 5

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	P. 60

3.	To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2020.	P. 62

4.	To approve the Company’s 2021 Long Term Incentive Plan in order to permit the delivery of shares of the Company’s common stock pursuant to awards granted thereunder.	P. 64

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Each outstanding share of the Company’s common stock (NYSE: TALO) entitles the holder of record at the close of business on March 22, 2021, to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus disease 2019 (“COVID-19”) outbreak, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.PROXYDOCS.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2022 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

Talos Energy Inc. Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	By Order of the Board of Directors,
Houston, Texas April 6, 2021	Neal P. Goldman Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2021: THIS PROXY STATEMENT, THE PROXY CARD

AND OUR ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/TALO.

TALOS ENERGY INC.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of Talos Energy Inc. (the “Company”) requests your proxy for the 2021 Annual Meeting of Stockholders that will be held on May 11, 2021, at 10:00 a.m. Central Time, at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002 (the “Annual Meeting”). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares at any adjournments or postponements of the Annual Meeting, and with respect to any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (our “Annual Report”) are being mailed to stockholders beginning April 6, 2021.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus disease 2019 (“COVID-19”) outbreak, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.PROXYDOCS.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2022 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

•

Proposal ONE: To elect to the Board the four Class III directors set forth in this Proxy Statement, each of whom will hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

•	Proposal TWO: To ratify the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

•	Proposal THREE: To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation, as disclosed in this Proxy Statement, for the fiscal year ended December 31, 2020.

•	Proposal FOUR: To approve the Company’s 2021 Long Term Incentive Plan in order to permit the delivery of shares of the Company’s common stock pursuant to awards granted thereunder.

In addition, any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR the election to the Board of each of the director nominees (Proposal ONE) named in this Proxy Statement; FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal TWO); FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2020 (Proposal THREE); and FOR the approval of the Company’s 2021 Long Term Incentive Plan (Proposal FOUR).

Voting at the Annual Meeting

Our common stock, par value $0.01 per share (our “common stock”), is the only class of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of our common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of our common stock outstanding on the March 22, 2021 (the “Record Date”) entitles the holder to one vote at the Annual Meeting.

If on the Record Date you held shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares and Computershare is sending these proxy materials directly to you on our behalf. Proxies may also be solicited on behalf of the Board of Directors, without additional compensation, by our directors, officers and other regular employees. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. As a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by internet or by telephone by following the instructions on your proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the internet, by telephone or by filling out and returning the enclosed proxy card. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to Talos Energy Inc., Attn: William S. Moss III, Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, (2) duly executing a proxy bearing a later date, (3) voting again by Internet or by telephone or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

If on the Record Date you held shares of our common stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on the ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence, in person or by proxy, at the Annual Meeting of the persons holding shares of our outstanding common stock on the Record Date that represent a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 81,707,214 shares of our common stock held by 189 stockholders of record. Both abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting, but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Required Votes

Election of Directors. Each nominee for director will be elected by the affirmative vote of a majority of the votes cast with respect to such nominee’s election at the Annual Meeting. This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Ratification of our Independent Public Accounting Firm. Approval of the proposal to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2020 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal. This advisory vote on executive compensation is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs. This agenda item is also known as the “say-on-pay” vote.

Approval of the Company’s 2021 Long Term Incentive Plan. Approval of the Company’s 2021 Long Term Incentive Plan in order to permit the delivery of shares of the Company’s common stock pursuant to awards granted thereunder requires the affirmative vote of a majority of the votes cast affirmatively, negatively or by abstention at the Annual Meeting by the holders entitled to vote. Votes cast for or against or marked abstain with respect to this proposal will be counted as votes cast on the proposal. As a result, abstentions will have the same effect as a vote against this proposal. Further, for these purposes, broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote.

Resignation Policy

In the event of an uncontested election of directors (i.e., an election at which the number of nominees does not exceed the number of directors to be elected) that results in an incumbent director nominee receiving a greater number of votes “against” his election than votes “for” election, the resignation policy included in our Corporate Governance Guidelines requires that such nominee promptly tender his resignation to our Board of Directors.

The resignation policy permits the Board of Directors to delegate to a committee the responsibility to make recommendations regarding any such resignation tendered. The Board is required to take action with respect such resignation, taking into account any such committee recommendation (if applicable), and thereafter disclose the Board’s determination, as well as the rationale if the Board decided to reject such resignation.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone, or via the Internet through our directors, officers and other regular employees, who will receive no additional compensation for their services.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR the election to the Board of each of the director nominees listed in Proposal ONE, FOR Proposal TWO, FOR Proposal THREE and FOR Proposal FOUR.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Election as Directors

At the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated the following individuals for election as Class III directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2024 Annual Meeting of Stockholders, and until either they are re-elected or their successors are elected and qualified or until their earlier death, resignation or removal:

Mr. Neal P. Goldman

Mr. Rajen Mahagaokar

Ms. Paula R. Glover

Ms. Christine Hommes

Neal P. Goldman Chairman of the Board Age: 51 Director Since: 2018 Committee Memberships: • Nominating & Governance	Mr. Goldman has served as the Chairman of our Board of Directors since May 2018 and was re-elected as Chairman of the Board on July 21, 2020. He previously served as the Chairman of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting and strategic planning. Mr. Goldman also serves on the board of directors of Weatherford International plc. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012. Prior to this, Mr. Goldman was a Portfolio Manager at MacKay Shields LLC and also held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Throughout his career, Mr. Goldman has held numerous board representations, including roles as an independent member of the boards of directors of Lightsquared, Inc., Pimco Income Strategy Fund I & II and Catalyst Paper Corporation, as well as a member of the boards of directors of Ultra Petroleum Corp., Jacuzzi Brands, Inc. and NII Holdings, Inc. Mr. Goldman received a BA from the University of Michigan and an MBA from the University of Illinois. Based upon Mr. Goldman’s involvement in strategic planning and his experience on multiple boards, we believe that Mr. Goldman is a valuable member of our Board of Directors.

Rajen Mahagaokar Director Age: 35 Director Since: 2018 Committee Memberships: • Compensation	Mr. Mahagaokar has served as a member of our Board of Directors since May 2018. Mr. Mahagaokar is a Principal of Riverstone Holdings LLC (“Riverstone Holdings”) and joined Riverstone Holdings as an Associate in 2015. Prior to joining Riverstone Holdings, Mr. Mahagaokar was a co-founder and partner of Marka, L.L.C. Previously, Mr. Mahagaokar was an investment professional at Silver Lake Kraftwerk Fund, L.P.. Mr. Mahagaokar began his career in the Investment Banking Division at Goldman Sachs in the Natural Resources group and in the Urban Investment Group. He previously served on the board of directors of EP Energy Corporation and other private portfolio companies sponsored by Riverstone Holdings. He received his BA in Mathematical Economic Analysis from Rice University. We believe Mr. Mahagaokar’s energy industry background and experience in evaluating financial and strategic options and the operations of companies in our industry brings important experience and skill to our Board of Directors.

Paula R. Glover Director Nominee Age: 53	Ms. Glover is a director nominee to serve as a member of our Board of Directors. Since June 2017, Ms. Glover has served as a member of the board of directors of the Alliance to Save Energy (the “Alliance”), and since January 2021, she has served as President of the Alliance. Ms. Glover previously served as President and Chief Executive Officer of the American Association of Blacks in Energy (the “AABE”), a non-profit professional association focused on ensuring that African Americans and other minorities have input into the discussions and development of energy policy, regulations and environmental issues. Prior to this role, she served as AABE’s Vice President of Operations and Director of Communications. In March 2014, Ms. Glover was appointed by the U.S. Secretary of Energy to the National Petroleum Council where she continues to be a member. Ms. Glover is also a member of the boards of directors of Groundswell and the Keystone Policy Center and serves as trustee at Cardigan Mountain School. Ms. Glover’s experience includes more than 25 years in the energy industry, having held positions of increasing scope and responsibility across the consumer and community sides of the industry. In addition to these roles, Ms. Glover was the Community Awareness Director for the Regional YMCA of Western Connecticut. Ms. Glover received her B.S. in Marketing Management from the University of Delaware. We believe that Ms. Glover’s professional experience in the energy industry and her experience on multiple boards will make her a valuable member of our Board of Directors.

Christine Hommes Director Age: 36 Director Since: 2018 Committee Memberships: • Safety, Sustainability and Corporate Responsibility	Ms. Hommes has served as a member of our Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from January 2016 to May 2018. Ms. Hommes joined Apollo Global Management, Inc. in January 2011 and is a Partner in the Natural Resources group. Prior to that time, Ms. Hommes was an Associate at First Reserve and prior to that, a member of the Power & Utilities Group at UBS. Ms. Hommes currently serves on the board of directors of Chisholm Oil & Gas Holdings, LLC, Momentum Minerals, Momentum Minerals II, Belvedere Royalties, LLC, Boardwalk Holdings, LLC (parent of Celeros Flow Technology), Freestone Midstream Holdings, LLC, Northwoods Energy LLC, Roundtable Energy Holdings, Spartan Acquisition Corp. II and Spartan Acquisition Corp. III. She previously served on the boards of directors of Tumbleweed Royalty, Roundtable Energy and Northwoods Energy. Ms. Hommes graduated summa cum laude from the University of Pennsylvania with a BS in Economics and a BAS in Systems Engineering. We believe that Ms. Hommes’ experience in evaluating financial and strategic options and the operations of companies in our industry make her a valuable member of our Board of Directors.

Messrs. Goldman and Mahagaokar and Ms. Hommes are currently serving as directors of the Company, and Ms. Glover has been nominated as a new Class III director of the Company. Mr. Trimble, a current Class III director, is not seeking re-election and will retire at the conclusion of the Annual Meeting. If Messrs. Goldman and Mahagaokar and Mmes. Glover and Hommes are elected to the Board, the size of the Board will remain at ten members. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, the persons acting under your proxy will vote for the election of a substitute nominee, if any, that the Board of Directors recommends.

Stockholders’ Agreement

Pursuant to a Stockholders’ Agreement (the “Stockholders’ Agreement”) we entered into in connection with the business combination of Talos Energy LLC and Stone Energy Corporation (“Stone”) on May 10, 2018, as amended, (the “Stone Combination”), and our Amended & Restated Bylaws (“Bylaws”), the Board of Directors is to consist of ten members, and certain funds and other alternative investment vehicles managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I (the “Apollo Funds”) and certain entities controlled by or affiliated with Riverstone Energy Partners V, L.P. (the “Riverstone Funds,” and the Apollo Funds and the Riverstone Funds, each a “Stockholder Group”) will each independently have the right to designate, in connection with any annual or special meeting of our stockholders at which directors will be elected, (i) two persons for nomination by the Board of Directors for election to the Board (each, a “Nominee”) for so long as such Stockholder Group owns at least (A) 15% of our outstanding common stock or (B) 50% of the number of shares of our common stock issued to such Stockholder Group in connection with the Stone Combination, after appropriate adjustment for any stock split, subdivision, combination or reclassification of any shares (such shares with respect to each Stockholder Group, the “Initial Group Shares,” and collectively, the “Initial Shares”) and (ii) one Nominee for so long as such Stockholder Group owns (A) at least 5% but less than 15% of our outstanding common stock or (B) at least 50% of the number of Initial Group Shares.

Further, the Stockholders’ Agreement also provides that (i) for so long as the Apollo Funds and the Riverstone Funds collectively own at least (A) 50% of our outstanding common stock or (B) 80% of the number of Initial Shares, the Apollo Funds and the Riverstone Funds shall have the collective right to designate two Nominees, one of whom qualifies as an “independent” under the New York Stock Exchange (“NYSE”) listing standards (an “Independent Director”) and the other of whom must either be our Chief Executive Officer or also qualify as an Independent Director, and (ii) for so long as the Apollo Funds and the Riverstone Funds collectively own (A) less than 50% of our outstanding common stock but at least 60% of the Initial Shares or (B) less than 80% of the Initial Shares but at least 40% of our outstanding common stock, the Apollo Funds and the Riverstone Funds shall have the collective right to designate one Nominee, whom must either be our Chief Executive Officer or qualify as an Independent Director.

Pursuant to Amendment No. 1 to the Stockholders’ Agreement entered into as of February 24, 2020, in connection with the Company’s acquisition of certain U.S. Gulf of Mexico producing assets, exploration prospects and acreage, the Stockholders’ Agreement was amended to add certain affiliates of Riverstone Holdings as parties to the Stockholders’ Agreement and to provide that for purposes of calculating whether the affiliates of Riverstone Holdings satisfy certain thresholds related to board nomination rights, the Series A Convertible Preferred Stock of the Company will be considered on an as converted basis.

The Apollo Funds and the Riverstone Funds have agreed to vote their shares of our common stock in favor of any Nominees designated by the other Stockholder Group, and in accordance with the terms of the Stockholders’ Agreement with respect to all other Nominees. For additional information regarding the Stockholders’ Agreement and the Apollo Funds’ and the Riverstone Funds’ obligations with respect to voting in the election of nominees not designated by a Stockholder Group, see “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement” and the copy of the Stockholders Agreement filed with our Annual Report.

Vote Required

The election of each director in this Proposal ONE requires the affirmative vote of a majority of the votes cast by the holders entitled to vote in the election of directors. This means that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors” above, the Board of Directors of the Company will be, and the Executive Officers of the Company are:

Name	Age	Title
Neal P. Goldman(3)	51	Chairman of the Board
Timothy S. Duncan	48	President and Chief Executive Officer, Director
Charles M. Sledge(1)(3)	55	Director
Robert M. Tichio(3)	43	Director
Olivia C. Wassenaar(2)	41	Director
John “Brad” Juneau(1)(4)	61	Director
Donald R. Kendall, Jr.(1)(2)	68	Director
Paula R. Glover	53	Director
Christine Hommes(4)	36	Director
Rajen Mahagaokar(2)	35	Director
Robert D. Abendschein	59	Executive Vice President and Head of Operations
John A. Parker	65	Executive Vice President of Exploration
Shannon E. Young III	50	Executive Vice President and Chief Financial Officer
William S. Moss III	51	Executive Vice President, General Counsel and Secretary
Gregory M. Babcock	37	Chief Accounting Officer

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating & Governance Committee.
(4)	Member of the Safety, Sustainability and Corporate Responsibility Committee.

The Board of Directors consists of ten members, divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Sledge and Tichio and Ms. Wassenaar are designated as Class I directors and their terms of office expire in 2022. Messrs. Duncan, Juneau and Kendall are designated as Class II directors and their terms of office expire in 2023. Messrs. Goldman and Mahagaokar and Mmes. Glover and Hommes are designated as Class III directors and, assuming the stockholders elect them to the Board as set forth in “Proposal ONE: Election of Directors” above, their terms of office will expire in 2024.

Set forth below is biographical information about each of the Company’s directors, director nominees and Executive Officers.

Our Directors

Neal P. Goldman Chairman of the Board Age: 51 Director Since: 2018 Committee Memberships: • Nominating & Governance

Mr. Goldman has served as the Chairman of our Board of Directors since May 2018 and was re-elected as Chairman of the Board on July 21, 2020. He previously served as the Chairman of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting and strategic planning. Mr. Goldman also serves on the board of directors of Weatherford International plc. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012. Prior to this, Mr. Goldman was a Portfolio Manager at MacKay Shields LLC and also held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Throughout his career, Mr. Goldman has held numerous board representations, including roles as an independent member of the boards of directors of Lightsquared, Inc., Pimco Income Strategy Fund I & II and Catalyst Paper Corporation, as well as a member of the boards of directors of Ultra Petroleum Corp., Jacuzzi Brands, Inc. and NII Holdings, Inc. Mr. Goldman received a BA from the University of Michigan and an MBA from the University of Illinois. Based upon Mr. Goldman’s involvement in strategic planning and his experience on multiple boards, we believe that Mr. Goldman is a valuable member of our Board of Directors.

Timothy S. Duncan President and CEO, Director Age: 48 Director Since: 2018

Mr. Duncan has served as our President, Chief Executive Officer and as a member of our Board of Directors since May 2018. Mr. Duncan is a founder of Talos Energy LLC and served as its President, Chief Executive Officer and a member of its board of directors from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Duncan was the Senior Vice President of Business Development and a founder of Phoenix Exploration Company, LP (“Phoenix Exploration”) from 2006-2012. Prior to Phoenix Exploration, Mr. Duncan served as Manager of Reservoir Engineering and Evaluations for Gryphon Exploration Company. Mr. Duncan also worked in various reservoir engineering and portfolio evaluation functions for Amerada Hess Corporation, Zilkha Energy Company and Pennzoil E&P Company. Mr. Duncan received his BS in Petroleum Engineering from Mississippi State University, where he was honored in 2012 as a Distinguished Fellow of the College of Engineering. Mr. Duncan also received his MBA from the Bauer Executive Program at the University of Houston. He serves as Vice Chairman, a member of the board of directors, and on the Executive Committee of the National Ocean Industries Association (NOIA). Mr. Duncan also currently serves on the board of directors of Chesapeake Energy Corporation and the American Cancer Society CEOs Against Cancer Houston Chapter, along with his service on various academically focused advisory boards, including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan was named as Ernst & Young Entrepreneur of the Year for the Energy and Energy Services sector in the Gulf Coast in June 2016. Based on Mr. Duncan’s significant experience as an officer of oil and gas companies, together with his training as a reservoir engineer and broad industry knowledge, we believe that he possesses the requisite skills to serve as a member of our Board of Directors.

Charles M. Sledge Director Age: 55 Director Since: 2018 Committee Memberships: • Nominating & Governance • Audit

Mr. Sledge has served as a member of our Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Sledge served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, Mr. Sledge served as the Corporate Controller of Cameron International Corporation from 2001 to 2008. Mr. Sledge has served on the boards of Vine Resources, Inc. since April 2017, Expro International since April 2018, where he serves as non-executive chairman, Weatherford International plc since December 2019, where he serves as non-executive chairman, and Noble Corporation since February 2021 where he serves as the chairman of the board. Mr. Sledge holds a BS in Accounting from Louisiana State University and is a graduate of the Harvard Business School Advanced Management Program. We believe that Mr. Sledge’s strong financial background, including his 20 years of experience as a financial executive, makes him a valuable member of our Board of Directors.

Robert M. Tichio Director Age: 43 Director Since: 2018 Committee Memberships: • Nominating & Governance

Mr. Tichio has served as a member of our Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from April 2012 to May 2018. Mr. Tichio is a Partner at Riverstone Holdings and joined Riverstone Holdings in 2006. Prior to joining Riverstone Holdings, Mr. Tichio was in the Principal Investment group of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group, where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone Holdings portfolio companies and their affiliates, Mr. Tichio has been a director of Centennial Resource Development, Inc. since October 2016, Pipestone Energy Corp. since January 2019, Decarbonization Plus Acquisition Corp. since August 2020 and Decarbonization Plus Acquisition Corp. II since December 2020 where he also serves as the Chief Executive Officer. Mr. Tichio previously served as a member of the board of directors of Gibson Energy from 2008 to 2013, Midstates Petroleum Company, Inc. from 2012 to 2015, Northern Blizzard Inc. from 2010 to 2017, and EP Energy Corporation from September 2013 to October 2020. He holds an MBA from Harvard Business School and a bachelor’s degree from Dartmouth College. We believe Mr. Tichio’s extensive energy industry background, particularly his expertise in mergers and acquisitions, brings important experience and skill to our Board of Directors.

Olivia C. Wassenaar Director Age: 41 Director Since: 2018 Committee Memberships: • Compensation

Ms. Wassenaar has served as a member of our Board of Directors since November 2018, and previously served in such role for a short duration in May 2018. Ms. Wassenaar also served as a member of the board of directors of Talos Energy LLC from April 2012 to May 2018. Ms. Wassenaar joined Apollo in August 2018, where she is currently Senior Partner, Co-Lead of the Natural Resources group. Prior to joining Apollo, Ms. Wassenaar was associated with Riverstone Holdings since 2008 and most recently served as a Managing Director, where she was involved in investments throughout the energy sector. Prior to joining Riverstone Holdings, Ms. Wassenaar was with Goldman, Sachs & Co. in the Global Natural Resources investment banking group. In this capacity, she focused on mergers, initial public offerings, and leveraged buyouts for energy, power and renewable energy companies. Previously, Ms. Wassenaar was a Junior Professional Associate at The World Bank Group in Washington, D.C. Ms. Wassenaar currently serves on the boards of Jupiter Resources, Ltd., Pegasus Optimization Partners, LLC, LifePoint Health, Inc., High Road Resources, LLC (f.k.a. American Petroleum Partners, LLC), AP Shale Logistics Holdco LLC (a.k.a Tidewater Logistics Operating LLC), Spartan Acquisition Corp. II and Spartan Acquisition Corp. III. She has also served on the board of directors of various private companies. Additionally, during the past five years, she has served on the boards of Northern Blizzard Resources Inc., USA Compression Partners, LP, Admiral Permian Resources, LLC, Hammerhead Resources Inc., Canadian Non-Operated Resources GP, Inc., Eagle Energy Exploration LLC, Vesta Energy Corp., Canera III, Niska Gas Storage Partners LLC and Apex Energy, LLC. She received her AB, magna cum laude from Harvard College and an MBA from the Wharton School at the University of Pennsylvania. We believe that Ms. Wassenaar’s experience in evaluating financial and strategic options and the operations of companies in our industry and her experience on multiple boards make her a valuable member of our Board of Directors.

John “Brad” Juneau Director Age: 61 Director Since: 2018 Committee Memberships: • Audit • Safety, Sustainability and Corporate Responsibility	Mr. Juneau has served as a member of our Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Juneau is the co-founder of Contango ORE, Inc. (“Contango”), a publicly traded gold exploration company for which he serves as the Chairman of the board of directors. He previously served as President and Chief Executive Officer of Contango from August 2012 to January 6, 2020. Mr. Juneau is the sole manager and the general partner of Juneau Oil and Gas, L.L.C., a company involved in the exploration and production of oil and natural gas. Prior to forming Juneau Exploration in 1998, Mr. Juneau served as Senior Vice President of Exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as a Staff Petroleum Engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a Production Engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a BS in Petroleum Engineering from Louisiana State University. We believe that Mr. Juneau’s extensive energy industry background, particularly his expertise in reservoir engineering and involvement with exploration and production companies, make him a valuable member of our Board of Directors.

Donald R. Kendall, Jr. Director Age: 68 Director Since: 2018 Committee Memberships: • Compensation • Audit

Mr. Kendall has served as a member of our Board of Directors since May 2018. Since October 1998, Mr. Kendall has served as Managing Director and Chief Executive Officer of Kenmont Capital Partners, a private investment and advisory firm. Mr. Kendall previously served as President of Cogen Technologies Capital Company, a power generation firm, and concurrently as Chairman and Chief Executive Officer of Palmetto Partners, an investment management firm, from July 1993 to October 1998. Mr. Kendall previously served as a director of American Midstream Partners LP on its Audit and Conflict Committees. Mr. Kendall also previously served as a member of the board of directors and Compensation Committee of SolarCity Corporation and the chair of its Special and Audit Committees. Additionally, Mr. Kendall served as chair of the Audit, Compensation and Nominating and Governance Committees of privately held Stream Energy. Mr. Kendall received a BA in Economics from Hamilton College and an MBA from The Amos Tuck School of Business Administration at Dartmouth College. We believe that Mr. Kendall’s many years of executive management experience, including experience as a chief executive officer, and his experience on multiple boards, make him a valuable member of our Board of Directors.

Paula R. Glover Director Nominee Age: 53

Ms. Glover is a director nominee to serve as a member of our Board of Directors. Since June 2017, Ms. Glover has served as a member of the board of directors of the Alliance to Save Energy (the “Alliance”), and since January 2021, she has served as President of the Alliance. Ms. Glover previously served as President and Chief Executive Officer of the American Association of Blacks in Energy (the “AABE”), a non-profit professional association focused on ensuring that African Americans and other minorities have input into the discussions and development of energy policy, regulations and environmental issues. Prior to this role, she served as AABE’s Vice President of Operations and Director of Communications. In March 2014, Ms. Glover was appointed by the U.S. Secretary of Energy to the National Petroleum Council where she continues to be a member. Ms. Glover is also a member of the boards of directors of Groundswell and the Keystone Policy Center and serves as trustee at Cardigan Mountain School. Ms. Glover’s experience includes more than 25 years in the energy industry, having held positions of increasing scope and responsibility across the consumer and community sides of the industry. In addition to these roles, Ms. Glover was the Community Awareness Director for the Regional YMCA of Western Connecticut. Ms. Glover received her B.S. in Marketing Management from the University of Delaware. We believe that Ms. Glover’s professional experience in the energy industry and her experience on multiple boards will make her a valuable member of our Board of Directors.

Christine Hommes Director Age: 36 Director Since: 2018 Committee Memberships: • Safety, Sustainability and Corporate Responsibility

Ms. Hommes has served as a member of our Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from January 2016 to May 2018. Ms. Hommes joined Apollo in January 2011 and is a Partner in the Natural Resources group. Prior to that time, Ms. Hommes was an Associate at First Reserve and prior to that, a member of the Power & Utilities Group at UBS. Ms. Hommes currently serves on the board of directors of Chisholm Oil & Gas Holdings, LLC, Momentum Minerals, Momentum Minerals II, Belvedere Royalties, LLC, Boardwalk Holdings, LLC (parent of Celeros Flow Technology), Freestone Midstream Holdings, LLC, Northwoods Energy LLC, Roundtable Energy Holdings, Spartan Acquisition Corp. II and Spartan Acquisition Corp. III. She previously served on the boards of directors of Tumbleweed Royalty, Roundtable Energy and Northwoods Energy. Ms. Hommes graduated summa cum laude from the University of Pennsylvania with a BS in Economics and a BAS in Systems Engineering. We believe that Ms. Hommes’ experience in evaluating financial and strategic options and the operations of companies in our industry make her a valuable member of our Board of Directors.

Rajen Mahagaokar Director Age: 35 Director Since: 2018 Committee Memberships: • Compensation	Mr. Mahagaokar has served as a member of our Board of Directors since May 2018. Mr. Mahagaokar is a Principal of Riverstone Holdings and joined Riverstone Holdings as an Associate in 2015. Prior to joining Riverstone Holdings, Mr. Mahagaokar was a co-founder and partner of Marka, L.L.C. Previously, Mr. Mahagaokar was an investment professional at Silver Lake Kraftwerk Fund, L.P. Mr. Mahagaokar began his career in the Investment Banking Division at Goldman Sachs in the Natural Resources group and in the Urban Investment Group. He previously served on the board of directors of EP Energy Corporation and other private portfolio companies sponsored by Riverstone Holdings. He received his BA in Mathematical Economic Analysis from Rice University. We believe Mr. Mahagaokar’s energy industry background and experience in evaluating financial and strategic options and the operations of companies in our industry brings important experience and skill to our Board of Directors.

Qualifications and Experience of Our Directors and Director Nominees

The members of our Board possess a broad variety of personal attributes, experience and skills giving our Board the depth and breadth necessary to effectively oversee management on behalf of our stockholders. Our Board is committed to diversity and the importance of different backgrounds, perspectives and views. The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. The matrix does not include all knowledge, skills, experience or other attributes of our directors and director nominees, which may be relevant and valuable to their service on our Board. The diversity of knowledge, skill, experience and attributes of our directors and director nominees, collectively, lends itself to a highly collaborative and effective Board.

Board Diversity

Consistent with our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, our Board actively seeks to consider women and underrepresented director candidates for membership on the Board. After the Annual Meeting, assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors,” our Board will include three women and two directors who are ethnically/racially diverse. This means that approximately 40% of our Board are directors who are diverse based on gender, race, ethnicity and/or nationality. Going forward, our Board hopes to continue to increase its commitment to seeking diverse perspectives and to overseeing an organization that is committed to creating a culture dedicated to diverse experiences, equitable treatment and inclusive behavior.

Our Other Executive Officers

Robert D. Abendschein Executive VP and Head of Operations Age: 59 Officer Since: 2020

Mr. Abendschein has served as our Executive Vice President and Head of Operations since February 2020. Prior to joining the Company, Mr. Abendschein served as the Chief Executive Officer of Venari Resources LLC (“Venari”) from April 2018 to November 2019, where he was appointed by a consortium of private equity investors to lead the advancement of multiple globally recognized development projects (Anchor and Shenandoah) and managed all stages of strategy, exploration and business development activities. Mr. Abendschein previously served as the Chief Operating Officer of Venari from August 2017 to April 2018. Prior to joining Venari, Mr. Abendschein served 33 years with Anadarko Petroleum Corporation, (“Anadarko”) and predecessor companies, including as the Vice President of Worldwide Deepwater from March 2015 to August 2017, in which he led Anadarko’s worldwide offshore portfolio. He also served in other key executive roles at Anadarko, including as the Vice President of Exploration and Production Services from June 2013 to March 2015 and Vice President of Corporate Development from February 2010 to June 2013. Mr. Abendschein serves on the board of directors and Compensation Committee of SEACOR Marine Inc. and the boards of directors of the Cynthia Woods Mitchell Pavilion and Offshore Energy Center. Mr. Abendschein earned a BS in Petroleum Engineering from Texas A&M University.

John A. Parker Executive VP of Exploration Age: 65 Officer Since: 2018

Mr. Parker has served as our Executive Vice President of Exploration since May 2018. Mr. Parker is a founder of Talos Energy LLC and served as its Executive Vice President of Exploration from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Parker founded Phoenix Exploration in April 2006, where he served as Senior Vice President of Exploration and was responsible for Phoenix Exploration’s exploration program. Phoenix Exploration made several significant discoveries resulting in impactful reserve additions, which led to the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix Exploration, Mr. Parker was Exploration Manager of the Texas Shelf at Gryphon Exploration Company, where he generated prospects and supervised the prospect generation of the Texas exploration team. Mr. Parker also worked as an exploration geologist for EOG Resources, Inc. in the Gulf of Mexico. Mr. Parker started his career at Shell Oil Company where he worked as an exploration geologist in the Gulf Coast onshore. He later worked exploring in international basins at Pecten, the international subsidiary of Shell Oil Company. Mr. Parker earned his BA from Louisiana State University and his MS in Earth Science from the University of New Orleans and has more than 34 years of industry experience.

Shannon E. Young III Executive VP and CFO Age: 50 Officer Since: 2019

Mr. Young has served as our Executive Vice President and Chief Financial Officer since May 2019. Previously Mr. Young served as Vice President and Chief Financial Officer of Sheridan Production Company, LLC (“Sheridan”) with responsibility for Sheridan’s finance organization, including accounting, treasury, tax, planning, marketing and information technology. Prior to joining Sheridan in August 2016, Mr. Young served in similar positions with Cobalt International Energy, Inc. and Talos Energy LLC. Previously, Mr. Young served as a Managing Director for the Global Energy Group at Goldman, Sachs & Co. from 2010 to 2014 and before that was an investment banker at Morgan Stanley from 1998 to 2010. Mr. Young earned a BBA in Finance from The University of Texas at Austin and an MBA with distinction from the Amos Tuck School of Business at Dartmouth College.

William S. Moss III Executive VP, General Counsel and Secretary Age: 51 Officer Since: 2018	Mr. Moss has served as our Executive Vice President, General Counsel and Secretary since May 2018. Mr. Moss previously served as Senior Vice President and General Counsel of Talos Energy LLC from May 2013 to May 2018. Prior to Talos Energy LLC, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’s practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters and he represented clients throughout the energy value chain. Mr. Moss joined Talos Energy LLC after having represented Talos Energy LLC as outside counsel in its initial formation and its subsequent acquisition of Energy Resource Technology, LLC from Helix Energy Solutions Group, Inc. in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a M. Phil from Cambridge University and a J.D. from The University of Texas School of Law.

Gregory M. Babcock Chief Accounting Officer Age: 37 Officer Since: 2019	Mr. Babcock has served as our Chief Accounting Officer (Principal Accounting Officer) since August 2019. Previously, Mr. Babcock served as the Company’s Corporate Controller from May 2018 to August 2019. Prior to that, Mr. Babcock served as the Assistant Controller of Talos Energy LLC from September 2015 until the May 2018 business combination of Talos Energy LLC and Stone Energy Corporation pursuant to which Talos Energy LLC became a wholly owned subsidiary of the Company. Before his promotion to Assistant Controller, Mr. Babcock served as Financial Reporting Manager of Talos Energy LLC from May 2014 to September 2015. Prior to his tenure with Talos Energy LLC, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock began his career with Deloitte & Touche in 2007. Mr. Babcock is a Certified Public Accountant and holds a MS in Finance and BBA in Accounting from Texas A&M University.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held twenty-six meetings, consisting of both regular and special meetings, during 2020. During 2020, each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served.

Executive Sessions. The Board of Directors holds regular executive sessions in which the Independent Directors meet without any non-independent directors or members of management. The purpose of these executive sessions is to promote open and candid discussion among the Independent Directors. The lead director, Mr. Goldman, presides at these meetings and provides the Board of Directors’ guidance and feedback to our management team.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Safety, Sustainability and Corporate Responsibility Committee.

Audit Committee. The primary responsibilities of the Audit Committee are to oversee our accounting and financial reporting processes as well as our affiliated and subsidiary companies, and to oversee the internal and external audit processes. The Audit Committee also assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that is provided to stockholders and others and the system of internal controls that management and the Board have established. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Audit Committee is also tasked with periodically reviewing all related party transactions in accordance with our applicable policies and procedures and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction.

The responsibilities of the Audit Committee are further detailed in the “Audit Committee Charter” that is posted on our website, www.talosenergy.com, and the “Audit Committee Report” included in this Proxy Statement.

Pursuant to the Stockholders’ Agreement and our Bylaws, the Audit Committee must consist solely of “Company Independent Directors” until the date that the Stockholders’ Agreement terminates with respect to both the Apollo Funds and the Riverstone Funds. For additional information regarding the terms of the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreement” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement.”

The members of the Audit Committee are Messrs. Sledge (Chairman), Kendall and Juneau. The Audit Committee held eight meetings during 2020.

Compensation Committee. Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.talosenergy.com, include, among other duties, the responsibility to:

•	periodically review and approve the compensation and other benefits for our employees, officers and Independent Directors;

•

review and approve corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations;

•	administer the issuance of stock awards under any stock compensation plans;

•	review and discuss with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement;

•	produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

•	otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

•	perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee is also generally able to delegate authority to review and approve the compensation of our employees to certain executive officers, including with respect to stock option or stock appreciation rights grants made under any stock option plans, stock compensation plans or stock appreciation rights plans. Pursuant to the Stockholders’ Agreement and subject to certain limitations and qualifications, the Compensation Committee, among other things, determines compensation for our Chief Executive Officer and all executive officers who report directly to the Chief Executive Officer.

Meetings of the Compensation Committee may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. The Compensation Committee assesses the independence of any Committee Advisor prior to retaining such Committee Advisor.

The members of the Compensation Committee are Messrs. Kendall (Chairman) and Mahagaokar and Ms. Wassenaar. The Compensation Committee held five meetings during 2020.

Nominating & Governance Committee. The Nominating & Governance Committee, subject to the terms of the Stockholders’ Agreement, assists the Board with respect to (i) the organization and membership and function of the Board, including the identification and recommendation of director nominees and the structure and membership of each committee of the Board, (ii) corporate governance principles applicable to us and (iii) our policies and programs that relate to matters of corporate responsibility. The Nominating & Governance Committee, subject to the terms of the Stockholders’ Agreement, reviews and makes recommendations to the Board regarding the composition of the Board of Directors and the structure, format and frequency of the meetings. The Nominating & Governance Committee also reviews and makes recommendations to the Board regarding the nature, composition and duties of the committees of the Board and will review and consider any stockholder-recommended candidates for nomination to the Board.

Additional information regarding the functions performed by the Nominating & Governance Committee is set forth in the “Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein and also in the “Nominating & Governance Committee Charter” that is posted on the Company’s website at www.talosenergy.com.

Pursuant to the Stockholders’ Agreement and our Bylaws, the Nominating & Governance Committee is required to be composed of three directors, including at least two “Company Independent Directors,” until the date that the Stockholders’ Agreement terminates with respect to both the Apollo Funds and the Riverstone Funds. For additional information regarding the terms of the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreement” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement.”

The members of the Nominating & Governance Committee are Messrs. Goldman (Chairman), Tichio and Sledge. The Nominating & Governance Committee held four meetings during 2020.

Safety, Sustainability and Corporate Responsibility Committee. In February 2021, the Board approved a name change of the Safety Committee to the Safety, Sustainability and Corporate Responsibility Committee to more prominently reflect the committee’s oversight of sustainability and corporate responsibility matters. The Safety, Sustainability and Corporate Responsibility Committee reviews our safety programs and policies and recommends any proposed changes to the Board, monitors our compliance with our safety programs and policies and reviews our safety statistics and reviews significant public policy and legislative and regulatory issues or trends related to safety matters and provides us input with respect to such policies, issues and trends. The Safety, Sustainability and Corporate Responsibility Committee is also expected to meet with our management to review the implementation and effectiveness of our safety programs and policies. Additionally, the Safety, Sustainability and Corporate Responsibility Committee is tasked with the oversight and management of our environmental, social and governance initiatives.

The current members of the Safety, Sustainability and Corporate Responsibility Committee are Messrs. Trimble (Chairman) and Juneau and Ms. Hommes. As noted above, Mr. Trimble will retire from the Board of Directors at the conclusion of the Annual Meeting. The Safety, Sustainability and Corporate Responsibility Committee plans to appoint Christine Hommes to serve as Chairman of the Safety, Sustainability and Corporate Responsibility Committee following the Annual Meeting. If the stockholders elect the director nominees set forth in “Proposal ONE: Election of Directors,” Paula R. Glover is expected to be appointed to the Safety, Sustainability and Corporate Responsibility Committee. The Safety Committee, which was renamed the Safety, Sustainability and Corporate Responsibility Committee, as noted above, held four meetings during 2020.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) with management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report.

Compensation Committee of the Board of Directors: Donald R. Kendall, Jr., Chairman Olivia C. Wassenaar, Member Rajen Mahagaokar, Member

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis identifies the elements of compensation and explains the compensation objectives and practices for the individuals identified in the following table, who are referred to herein as our “Named Executive Officers,” for the fiscal year ended December 31, 2020 (the “2020 Fiscal Year”).

Name	Principal Position
Timothy S. Duncan	President and Chief Executive Officer
Shannon E. Young III	Executive Vice President and Chief Financial Officer
Robert D. Abendschein	Executive Vice President and Head of Operations (1)
John A. Parker	Executive Vice President of Exploration
William S. Moss III	Executive Vice President and General Counsel
Stephen E. Heitzman	Former Executive Vice President and Chief Operating Officer (1)

(1)

Mr. Heitzman ceased to serve as our Executive Vice President and Chief Operating Officer effective as of February 17, 2020. Mr. Abendschein was appointed to succeed Mr. Heitzman and to serve as Executive Vice President and Head of Operations, effective as of the same date.

Responsiveness to Economic Environment

In response to the unprecedented disruption to the economy posed by the global COVID-19 pandemic and to our industry by the collapse of oil and natural gas prices in 2020, we took the following actions in 2020 to mitigate the impact of these events on the Company by positioning the Company for long-term growth while preserving our financial strength through this period of global uncertainty:

•	Base salary increases approved by the Board in early March were never implemented;

•	Discretionary matching contributions under our 401(k) plan were suspended in April;

•	Reductions in force across all segments of the Company were implemented; and

•	Payment of employer social security taxes were deferred in accordance with the Coronavirus, Aid, Relief and Economic Security Act (commonly referred to as the CARES Act).

Compensation Objectives and Practices

Our executive compensation program is designed to attract, retain and motivate talented executives who possess the knowledge and expertise to create long-term value for our stockholders. We structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management align with those of our stockholders. We believe that these goals are accomplished by tying components of our executive compensation program to measures of the Company’s short-term and long-term performance.

The chart below highlights several features of our executive compensation program.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Retain an independent compensation consultant

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Base acceleration of performance share unit awards on actual performance

✓  Maintain stock ownership guidelines

✓  Maintain a clawback policy

×   No excessive perquisites

×   No tax gross-ups

×   No current dividend payments on unvested equity awards

×   No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

×   No hedging or pledging of Company securities

×   No individualized employment or severance agreements

Process for Setting Executive Compensation

Our Board determines and approves our executive compensation program based, in part, on the recommendations of the Compensation Committee and input from our independent compensation consultant and the executive officers.

Role of the Compensation Committee

Although the ultimate responsibility for executive compensation decisions lies with the Board, the Compensation Committee generally oversees our executive compensation program, and the Board’s decisions are typically made following a recommendation by the Compensation Committee.

The Compensation Committee is comprised of Donald R. Kendall, Jr. (Chairman), Rajen Mahagaokar and Olivia C. Wassenaar. Each member of the Compensation Committee meets the independence standards established by the NYSE. The Compensation Committee Charter generally provides the Compensation Committee with authority to (i) exercise oversight of our executive compensation policy, (ii) review, approve and recommend to the Board compensatory payments to our officers, (iii) review and modify decisions on individual non-officer employee compensation, (iv) review, modify and approve our peer companies, and (v) review and recommend to the Board the compensation for our non-employee directors. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Corporate Governance & Board Committees” subsection of the “About Us” section of our website at www.talosenergy.com.

Role of the Compensation Consultant

During 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian provided advice to and worked alongside the Compensation Committee and the Board in structuring our executive compensation program for the 2020 Fiscal Year. Meridian provided the Compensation Committee with relevant market and peer group compensation data and information on current trends and developments regarding executive and director compensation. The information provided by Meridian was utilized by the Board and the Compensation Committee in making decisions regarding executive and director compensation.

Meridian reported directly and exclusively to the Compensation Committee and did not provide any other services to us, management or our affiliates. Meridian did not make compensation-related decisions for the

Compensation Committee, for the Board or otherwise with respect to us, and while the Compensation Committee and the Board generally reviewed and considered information and recommendations provided by Meridian, the Compensation Committee and the Board always retain the authority to make all compensation-related decisions. The Compensation Committee has the discretion to allow compensation consultants, including Meridian in 2020, to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2020, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian and that Meridian is independent from management.

Role of the Executive Officers

Our Chief Executive Officer reviews compensation for all of our Named Executive Officers other than himself and makes compensation recommendations to the Compensation Committee and the Board; however the Board makes the final determinations with respect to each Named Executive Officer’s compensation. Other members of management, particularly our human resources and legal personnel, provide relevant data and guidance to the Compensation Committee and the Board, as requested, to assist them in making compensation determinations and implementing those decisions. Our Chief Executive Officer and our General Counsel attend select meetings of the Compensation Committee and the Board to provide relevant information and input, as appropriate. During executive sessions of the Compensation Committee or the Board, our Chief Executive Officer and our General Counsel are excused.

Peer Group

The companies that comprise the peer group reflect direct competitors in the oil and gas exploration and production industry against which we compete for business opportunities, investor capital and executive talent. Selection criteria utilized to evaluate the companies that comprise the peer group include: scope of operations; financial and operational metrics; and the availability of market compensation data. The Compensation Committee reviews the composition of the peer group annually and may consider modifications resulting from changes in business strategy, mergers and acquisitions, bankruptcies or other factors that may cause peer companies to no longer exist or to no longer be comparable.

Based on the application of the foregoing criteria, in 2020, the Compensation Committee and the Board, with input from Meridian, determined that the companies below reflect an appropriate peer group to inform decisions regarding 2020 compensation levels (the “2020 Peer Group”), which is different than the peer group utilized in determining relative total stockholder return for purposes of the performance share unit awards granted to the Named Executive Officers, as described below under “Elements of Compensation for the 2020 Fiscal Year—Long Term Incentive Awards”:

Bonanza Creek Energy, Inc.	Gulfport Energy Corporation	Oasis Petroleum Inc.
Callon Petroleum Company	HighPoint Resources Corporation	PDC Energy, Inc.
Carrizo Oil & Gas, Inc.	Jagged Peak Energy Inc.	QEP Resources, Inc.
Centennial Resource Development, Inc.	Kosmos Energy Ltd.	Southwestern Energy Company
Denbury Resources Inc.	Laredo Petroleum, Inc.	SRC Energy Inc.
EnVen Energy Corporation	Magnolia Oil & Gas Corporation	W&T Offshore, Inc.
Extraction Oil & Gas, Inc.	Matador Resources Company	Whiting Petroleum Corporation

The 2020 Peer Group reflects the following changes from the peer group used for 2019, based on the factors noted above:

Removed	Added
Approach Resources, Inc.	Centennial Resource Development, Inc.
EP Energy Corporation	Denbury Resources Inc.
EnVen Energy Corporation
Gulfport Energy Corporation
Magnolia Oil & Gas Corporation
PDC Energy, Inc.
QEP Resources, Inc.
Southwestern Energy Company

Peer Group Compensation Review

To inform decisions regarding the compensation of our Named Executive Officers for 2020, the Compensation Committee considered a competitive review of the 2020 Peer Group prepared by Meridian. The 2020 Peer Group review provided market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among the Peer Group. Compensation review data provided for each of our Named Executive Officers reflect the compensation paid to executives in similar positions at the companies in the 2020 Peer Group, based on Meridian’s proprietary oil and gas exploration and production industry survey database, supplemented by information in peer company public disclosures. The Compensation Committee used the compensation review as a reference point for assessing the overall competitiveness of our executive compensation program.

Setting Target Compensation

When setting 2020 target compensation levels for our Named Executive Officers, the Compensation Committee and the Board did not target any element of compensation, or overall compensation, to a particular benchmark level (e.g., median) of the 2020 Peer Group. Rather, the Compensation Committee used 2020 Peer Group data as one of several factors it takes into account when evaluating and setting each element of our executive compensation program. This helps to ensure that our compensation program is competitive with the market, which allows us to attract and retain executive officers with the requisite talent and experience to help us achieve our short- and long-term goals. The Compensation Committee and the Board will periodically review and adjust the peer group to ensure that the companies within the peer group are appropriate for use in making compensation decisions.

2020 Say-on-Pay Vote

Last year, our stockholders overwhelmingly approved, on a non-binding advisory basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2019. Advisory votes in favor of such compensation were cast by over 98% of the votes cast affirmatively or negatively by the holders entitled to vote on such proposal. The Board and the Compensation Committee took the results of the “Say-on-Pay” vote into account when evaluating the compensation of our Named Executive Officers for the 2020 Fiscal Year. Based in part on the level of support from our stockholders, the Board and the Compensation Committee elected to generally maintain the overall structure of the compensation program for our Named Executive Officers during the 2020 Fiscal Year with only a few adjustments to the various components, which are described in this “Compensation Discussion and Analysis.” As discussed in more detail in Proposal THREE below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve the compensation paid to our Named Executive Officers during the 2020 Fiscal Year, as described more fully below.

Elements of Compensation for the 2020 Fiscal Year

To maintain an appropriate balance between fixed and variable compensation and to ensure that a significant portion of each Named Executive Officer’s compensation is tied to the achievement of short-term and long-term goals, the Board, following the recommendation of the Compensation Committee, determined that the following compensatory elements were appropriate for our Named Executive Officers in the 2020 Fiscal Year:

•	Base salary;

•	Awards under our annual incentive program (“AIP”);

•	Long-term equity awards in the form of restricted stock units and performance share units;

•	Health and welfare and retirement benefits; and

•	Limited perquisites.

Base Salary

The base salaries provided to our Named Executive Officers are a fixed portion of their total compensation that reflects their responsibilities, expertise, experience and tenure.

After reviewing the base salaries of executive officers in the Peer Group and upon recommendation by the Compensation Committee, on March 5, 2020, the Board approved the following modified base salaries for each Named Executive Officer employed as of that date other than Mr. Abendschein, who had been appointed the preceding month, to better align their compensation with Peer Group practices: Mr. Duncan $800,000, Mr. Young $480,000, Mr. Parker $435,000, Mr. Moss $415,000. However, shortly after the approval of these increases oil and natural gas prices dropped significantly and the severity of the COVID-19 pandemic and the likely economic repercussions thereof became clear. As a result, the Board and our Named Executive Officers elected not to implement any base salary increases for our Named Executive Officers in 2020. Mr. Abendschein’s annualized base salary was determined by the Compensation Committee and the Board in connection with his engagement as our Executive Vice President and Head of Operations at a level in line with the compensation paid to similarly situated executives of the companies in our Peer Group. Mr. Heitzman’s annualized base salary was not adjusted during the 2020 Fiscal Year. The table below reflects the base salaries for the Named Executive Officers in 2020.

Name	2019 and 2020 Base Salary
Timothy S. Duncan	$700,000
Shannon E. Young III	$460,000
Robert D. Abendschein	$475,000
John A. Parker	$420,000
William S. Moss III	$400,000
Stephen E. Heitzman (1)	$415,000

(1)	For Mr. Heitzman, this amount reflects his base salary as of his separation date.

Annual Incentive Program

We provide annual incentive program (“AIP”) awards to motivate our Named Executive Officers to achieve specific financial, operational and strategic goals that are aligned with creation of shareholder value. Performance is measured on an annual basis relative to pre-established performance criteria.

Establishing 2020 Target Annual Incentive Program Awards

The target AIP award for each of our Named Executive Officers was set by the Board following discussions between and with the Compensation Committee and Meridian, and a review of the target AIP award opportunities for similarly-situated executives at companies in our 2020 Peer Group. The individual targets for the 2020 Fiscal Year, expressed as a percentage of base salary, are set forth in the following table for each of our Named Executive Officers. The individual targets were unchanged from the individual targets established for the 2019 fiscal year. The threshold amount and maximum amount that could become payable under the AIP for the 2020 Fiscal Year were 50% and 200% of each Named Executive Officer’s target, respectively.

Name	2020 Target AIP Awards (% of Base Salary)
Timothy S. Duncan	125%
Shannon E. Young III	80%
Robert D. Abendschein	80%
John A. Parker	80%
William S. Moss III	80%
Stephen E. Heitzman	80%

2020 Annual Incentive Program Measures and Goals

For the 2020 Fiscal Year, we issued AIP awards based on our achievement of the following performance measures:

Performance Measure:	Rationale for Selecting Performance Measure:
Financial Performance Measures (including free cash flow generation, Adjusted EBITDA, as described below, and the discounted cash on cash multiple)	Provides an incentive to achieve strong cash flow generation and accretive returns on invested capital, which are key drivers of shareholder value

Operational Performance Measures (including total production measured in thousands of barrels of oil equivalent per day (“MBoe/d”))	Provides an incentive to achieve total production goals critical to our growth and success

Health, Safety and Environment (“HSE”) Measures (including the number of incidents of non-compliance compared to the number of safety devices tested during offshore inspections and facility visits where rig or wellwork is being performed by the Bureau of Safety and Environmental Enforcement (“INC/Comp Ratio”) and the total recordable incident rate (“TRIR”))	Emphasizes the importance of safety as a critical aspect of our culture

Key Strategic Initiatives	Provides an incentive to achieve broader strategic goals and initiatives, outstanding individual performance, and to recognize other relevant factors

The Compensation Committee made certain changes to the composition and weighting of the performance measures from those used in the 2019 AIP award design. Changes included the elimination of total direct lease operating expense and general and administrative expense. The changes reflected an effort to streamline the program and put additional emphasis on earnings, cash flow, returns and key strategic initiatives. The Compensation Committee believes the AIP aligns our Named Executive Officers and our stockholders. The Compensation Committee retains the authority to adjust the performance measures.

2020 Achieved Performance and Payout

The weighting of these performance measures, the 2020 Fiscal Year threshold, target and maximum levels of performance for the 2020 Fiscal Year, the actual results for the 2020 Fiscal Year and the payout percentage for the 2020 Fiscal Year are set forth in the table below.

Performance Measure	Individual Weighting	2020 Fiscal Year Threshold	2020 Fiscal Year Target	2020 Fiscal Year Maximum	Actual Results for 2020 Fiscal Year	2020 Fiscal Year Weighted Payout Percentage
Financial Performance
Free Cash Flow Generation (1)	20%	$100 MM	$136 MM	$165 MM	$(93) MM	0%
Adjusted EBITDA (2)	15%	$725 MM	$764 MM	$800 MM	$430 MM	0%
Discounted Cash on Cash Multiple (3)	25%	1.80x	2.20x	2.50x	2.06x	21%
Operational Performance
Production	10%	66.8 mboe/d	69.5 mboe/d	72.0 mboe/d	54.6 mboe/d	0%
HSE Performance
INC/Comp Ratio	5%	0.030	0.020	0.015	0.007	10%
Total TRIR	5%	0.55	0.50	0.45	0.54	3%
Strategic Initiatives
Strategic Initiatives	20%					40%
Discretionary Increase						1%
PAYOUT PERCENTAGE		50%	100%	200%		75%

(1)	Free Cash Flow Generation represents Adjusted EBITDA less capital spend and debt service.
(2)

Adjusted EBITDA represents EBITDA plus non-cash write-down of oil and natural gas properties, loss on debt extinguishment, transaction related costs, the net change in the fair value of derivatives (mark to market effect, net of cash settlements and premiums related to these derivatives), non-cash (gain) loss on sale of assets, non-cash write-down of other well equipment inventory and non-cash equity based compensation expense. EBITDA represents net income (loss) plus interest expense, income tax expense (benefit), depreciation, depletion and amortization, and accretion expense.

(3)

Discounted Cash on Cash Multiple represents booked and audited proved and probable cash flows discounted at 10% of future cash flow streams (without invested capital), divided by the expected full cycle investment. This calculation does not include corporate charges such as G&A Expense.

Following the completion of 2020, the Compensation Committee reviewed the Company’s actual performance results relative to the goals established at the beginning of the year. During 2020, the COVID-19 pandemic dramatically reduced demand for oil and gas which resulted in a correspondingly dramatic decrease in oil and gas prices. Additionally, an extraordinary number of hurricanes and severe storms in 2020 forced us to repeatedly shut-in our production. Together, these challenges dramatically reduced our revenues and had a substantial impact on our results with respect to the performance measures established by the Compensation Committee for the 2020 Fiscal Year, as reflected in the table above. The threshold, target and maximum levels for each metric were established prior to the time the severity of the COVID-19 pandemic or the hurricane season was known. Consistent with the AIP’s design, no payment accrued with respect to any metric for which we did not achieve threshold performance.

The Compensation Committee also evaluated achievements relative to the Strategic Initiatives set forth for the year, and other factors that influenced the overall performance of the Company. When determining the amount of the payout percentage for the Strategic Initiatives for 2020, the Compensation Committee wanted to ensure that the total payout for the AIP plan would appropriately reflect both our shareholders’ investment experience during 2020 and the exceptional leadership and accomplishments shown by our Named Executive Officers under incredibly difficult circumstances. The Compensation Committee considered our acquisition activity, the execution of multiple debt and equity capital market transactions, the completion of the Company’s first ESG report, and the strong organizational and cultural stability during an unprecedented year. The

Compensation Committee placed particular emphasis on the quick and decisive actions taken by our Named Executive Officers to minimize the impact of volatility in commodity price markets as a result of the COVID-19 pandemic and the exceptionally high downtime resulting from a historic hurricane season in 2020. After considering all of these factors, the Compensation Committee determined that the payout percentage for Strategic Initiatives should be set at the maximum level. They also used their discretion to increase the overall payout slightly from 74% to 75% for most of our Named Executive Officers.

The last year was challenging for our Company and our shareholders but our management team worked quickly and effectively to navigate each crisis as it unfolded to mitigate potential losses. Our AIP is structured to include seven different performance measures because our Compensation Committee does not believe that any single metric accurately reflects the overall performance of our business and they want to motivate our Named Executive Officers to achieve excellence in several different categories. We believe that the AIP functioned exactly as designed during 2020 by providing no payout where performance was lacking, whatever the reason, and rewarding exceptional performance when achieved.

AIP awards for our Named Executive Officers are calculated by multiplying the payout percentage by each Named Executive Officer’s target award. The Compensation Committee retains the discretion to increase (including above 200%) or reduce the payout percentage of each Named Executive Officer’s AIP award. The table below includes the target AIP awards, payout percentages, and actual AIP award payments for 2020.

Name	2020 Target AIP Award ($)	Payout Percentage	Actual AIP Award Payment
Timothy S. Duncan (1)	$875,000	72%	$632,250
Shannon E. Young III (1)	$368,000	82%	$300,000
Robert D. Abendschein	$380,000	75%	$285,000
John A. Parker	$336,000	75%	$252,000
William S. Moss III	$320,000	75%	$240,000
Stephen E. Heitzman (2)	$332,000	100%	$43,540

(1)

Prior to the Compensation Committee’s approval of the 2020 AIP awards, Mr. Duncan recommended that the value of his award be reduced slightly and the value of Mr. Young’s award be increased by the amount of his reduction in order to recognize Mr. Young’s exceptional performance during 2020. The Compensation Committee agreed with this recommendation, noting that Mr. Young had been critical in achieving several financial and capital markets goals for 2020.

(2)

For Mr. Heitzman, in accordance with the terms of his Separation and Release Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Heitzman Separation Agreement,” this amount reflects the pro-ration of his target AIP award for the 2019 Fiscal Year for the portion of the 2020 Fiscal Year prior to his separation.

Long-Term Incentive Awards

We maintain the Talos Energy Inc. Long Term Incentive Plan (the “2018 LTIP”) to provide a means through which we may attract, retain and motivate qualified individuals as employees, directors and consultants, thereby enhancing our profitable growth and that of our affiliates. Subject to adjustment as provided therein, the 2018 LTIP originally reserved 5,415,576 shares of common stock for potential grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock awards, dividend equivalents, other stock- or cash-based awards and substitute awards. Long-term incentive awards under the 2018 LTIP seek to balance retention of our executive team and alignment of our Named Executive Officers’ interests with those of our stockholders. At the Annual Meeting our stockholders will be asked to approve the 2021 LTIP (as defined below). If the 2021 LTIP is approved at the Annual Meeting no further awards will be granted under the 2018 LTIP. For additional information see Proposal FOUR: Approval of the Talos Energy Inc. 2021 Long Term Incentive Plan.

Each year, the Compensation Committee sets the total targeted long-term incentive value appropriate for each Named Executive Officer, taking into account Peer Group data and each Named Executive Officer’s contribution to our success, level of responsibility and experience. For the 2020 Fiscal Year, each Named Executive Officer’s total targeted long-term incentive value was allocated equally between grants of time-based restricted stock units (“RSUs”) and performance share units (“PSUs”). Please see “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below for more information on the RSU awards and PSU awards granted during the 2020 Fiscal Year.

2020 Restricted Stock Unit Awards

On March 5, 2020, the Board, upon recommendation by the Compensation Committee, approved the grant of RSUs to each Named Executive Officer, other than for Mr. Heitzman. These RSU awards vest ratably over the three-year period beginning on March 5, 2020, subject to each Named Executive Officer’s continued employment through each vesting date. Following vesting, each RSU that vests is settled in a share of our common stock.

2020 Performance Share Unit Awards

On March 5, 2020, the Board, upon recommendation by the Compensation Committee, approved the grant of PSUs to each Named Executive Officer other than Mr. Heitzman. The PSU awards vest based on our relative total stockholder return (“Relative TSR”) over the three-year performance period commencing on January 1, 2020 and ending on December 31, 2022, subject to the Named Executive Officer’s continued employment through December 31, 2022. Our Relative TSR is determined by ranking our total stockholder return against the total stockholder return of each of the following companies, our “PSU Peer Group,” over the three-year performance period.

Bonanza Creek Energy, Inc.	Kosmos Energy Ltd.	PDC Energy, Inc.
Callon Petroleum Company	Laredo Petroleum, Inc.	QEP Resources, Inc.
Centennial Resource Development, Inc.	Magnolia Oil & Gas Corporation	SM Energy Company
Cimarex Energy Co.	Matador Resources Company	W&T Offshore, Inc.
Denbury Inc.	Murphy Oil Corporation	Whiting Petroleum Corporation
HighPoint Resources Corporation	Oasis Petroleum Inc.	WPX Energy, Inc.

At the conclusion of the performance period, the percentage of the target PSUs that becomes earned and vested is determined in accordance with the following payout schedule utilizing linear interpolation between threshold, target, stretch and maximum achievement levels; however, (i) if achievement of Relative TSR is greater than the target achievement level and our total shareholder return (“TSR”) performance is between 0% and negative 10%, the percentage of target PSUs that vest will be reduced by one-half the difference between (a) the percentage determined in accordance with the table below and (b) 100%, and (ii) if achievement of Relative TSR is greater than the target achievement level and our TSR is less than negative 10% then the percentage of target PSUs that vest will not exceed 100% of target, regardless of our Relative TSR ranking. In 2019, vesting was strictly limited to 100% of target levels if our TSR was negative. This slightly modified approach in 2020 allows for some incremental, albeit reduced, vesting above target levels in the event of excellent relative TSR performance where TSR is less than negative 10%. The Board implemented this change in order to ensure that the PSUs would continue to motivate our Named Executive Officers to outperform our competitors even in a negative TSR environment. Following the end of the performance period, each PSU that becomes earned and vested is settled in a share of our common stock.

Level	Relative TSR Performance (Percentile Rank vs Peers)	Earned PSUs (% of Target)
< Threshold	< 30th Percentile	0%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Stretch	70th Percentile	150%
Maximum	> 90th Percentile	200%

If certain corporate events occur with respect to an entity in our Peer Group, the PSUs provide for adjustments to be made to the Peer Group depending on the nature of the event.

Other Benefits

Health and Welfare Benefits

We offer participation in health and welfare plans to all of our employees, including our Named Executive Officers.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan in which our Named Executive Officers participate. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “Code”) where employees, including our Named Executive Officers, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Generally, we provide discretionary matching contributions equal to 50% of the first 12% of employees’ eligible compensation contributed to the plan; however, such matching contributions were suspended during most of 2020 as a cost reduction measure in light of significant economic and market events, including the depression of oil and natural gas prices and the COVID-19 pandemic. Employees generally become vested in 25% of the matching contributions made to their tax-qualified retirement account per year for four years. Employees become 100% vested in the matching contributions made to their tax-qualified retirement account upon death, disability or retirement on or after normal retirement age (i.e., age 65). Employees may receive a distribution of the vested portion of their tax-qualified retirement accounts upon (i) a termination of employment, (ii) normal retirement, (iii) disability or (iv) death.

Life Insurance

We provide group term life insurance to all of our employees, including the Named Executive Officers, equal to 2.5 times base salary up to a maximum of $500,000.

Limited Perquisites

In 2020, we provided to our Named Executive Officers a limited number of low cost perquisites, including limited spousal travel and club and gym membership reimbursement. We provided these perquisites to ensure that our compensation program as a whole remains commensurate with compensation and benefits provided by companies with which we compete for executive talent.

Amended and Restated Executive Severance Plan

On October 21, 2020, the Board adopted the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Amended Severance Plan”), which amends and replaces the Talos Energy Operating Company LLC Executive Severance Plan adopted on August 29, 2018 (the “Original Plan”) such that (i) the formula used to determine the severance amount payable to each participant in the Amended Severance Plan upon qualifying terminations pursuant to the terms of the Amended Severance Plan will include such participant’s target annual bonus amount and (ii) the multiple used to determine the severance amount shall be increased if a participant’s qualifying termination occurs within 24 months following a change in control. The Amended Severance Plan, like the Original Plan, provides that each of our Named Executive Officers are entitled to receive severance benefits following certain terminations of employment. Each participant in the Amended Severance Plan is subject to certain confidentiality, non-solicitation and non-disparagement covenants. The Board adopted the Amended Severance Plan to align the severance benefits with the severance benefits provided by companies with which we compete for executive talent. Please see “Potential Payments Upon Termination of Change in Control—Amended and Restated Executive Severance Plan” for more information.

Heitzman Separation Agreement

On January 22, 2020, Talos Energy Operating Company LLC (the “Employer”) entered into a Separation and Release Agreement with Mr. Heitzman (the “Heitzman Separation Agreement”) documenting the terms and conditions of his cessation of employment, including the restrictive covenants applicable to him, the severance payments due to him as a result of such cessation and a general release of claims against us. We feel it is best practice to enter into such agreements with our departing executives to clarify the terms of their departure and obtain a release of claims.

Other Matters

Tax and Accounting Implications of Executive Compensation Decisions

The Compensation Committee and the Board review and consider the tax, accounting, and securities law implications of our executive compensation program when making determinations.

As a public corporation, we are subject to the deduction limitations under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. We take the economic effects of Section 162(m) into consideration when determining the structure, implementation, and value of compensation paid to our executive officers, including the deductibility of our executive compensation program. In doing so, we reserve the right to pay non-deductible compensation to our executive officers if the Compensation Committee determines that such compensation is in the best interests of the Company.

We account for RSU awards and PSU awards in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate the expense of an award over the vesting period applicable to such award.

Anti-Hedging and Anti-Pledging Policies

We maintain an insider trading policy that applies to all employees of the Company and its subsidiaries, including the Named Executive Officers, all members of the Board, and all contractors, consultants and outside advisors who have access to material nonpublic information. The insider trading policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by the insider trading policy.

Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, our insider trading policy prohibits directors, officers, employees and their designees, from engaging in any such transactions.

Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Stock Ownership Policy

In 2019, we adopted the Talos Energy Inc. Stock Ownership Policy (the “Ownership Policy”) applicable to senior executives identified by the Compensation Committee, including the Named Executive Officers, and non-employee directors with the goal of aligning the interests of such senior executives and non-employee directors with those of our stockholders. The ownership requirements are as follows:

Title	Required Ownership
Chief Executive Officer	5x base salary
All Other Named Executive Officers	2x base salary
Other Senior Executives	1x base salary
Non-Employee Directors	5x annual cash retainer

The Chief Executive Officer and the Compensation Committee will review on an annual basis the ownership levels of senior executives and non-employee directors. In determining ownership levels, we include shares of our common stock owned outright by the officer or director, unvested time-based restricted shares and restricted stock units and shares of our common stock owned by the officer or director through our retirement and benefit plans. We do not include unexercised stock options or unearned performance shares or performance share units in determining ownership levels. Senior executives must achieve their requisite ownership levels within five years of the later of (i) the implementation of the Ownership Policy or (ii) the applicable date of hire, promotion or salary increase for the executive, and non-employee directors must achieve their requisite ownership levels within five years of the later of (a) the implementation of the Ownership Policy or (b) the applicable date of the first election to the Board or increase in annual cash retainer.

Clawback Policy

On February 4, 2020, we adopted the Talos Energy Inc. Executive Compensation Clawback Policy (the “Clawback Policy”). Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee or the Board may cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered employee within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered “covered employees” for purposes of the Clawback Policy.

Risk Assessment and Mitigation

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, the Compensation Committee worked closely with Meridian to mitigate risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as short-term and long-term compensation and fixed and variable compensation.

Our compensation program structure and policy includes the following features to safeguard against excessive risk-taking:

✓	Payments under our AIP are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

✓	Our PSUs have performance periods of three years, which encourages executives to focus on sustaining the performance of the Company and its stock price over a period of years;

✓	We pay compensation that is competitive with the market and our industry peers, while not being excessive;

✓

Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;

✓	Our incentive compensation plans include a cap on the maximum payout, subject to the Compensation Committee’s discretion, and implement design features that do not encourage excessive risk-taking; and

✓	Our insider trading policy contains a general anti-hedging and anti-pledging policy for all insiders.

We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The table below sets forth the annual compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020. Amounts reported below for periods prior to the Stone Combination, which was consummated on May 10, 2018, were awarded and paid by Talos Energy LLC.

Name and Principal Position	Year	Salary		Bonus (2)	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Timothy S. Duncan	2020	$705,754		—	$3,984,811	—	$632,250	$9,750	$5,332,565
President and Chief	2019	$701,727		—	$4,101,637	—	$805,000	$9,500	$5,617,864
Executive Officer	2018	$579,885		$400,000	$1,689,640	$714,204	$885,625	$9,250	$4,278,604
Shannon E. Young III	2020	$463,781		$27,680	$1,544,123	—	$272,320	$1,062	$2,308,966
Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2019	$284,095		—	$1,590,943	—	$212,412	—	$2,087,450

Robert D. Abendschein	2020	$415,487		$3,800	$1,195,453	—	$281,200	$3,288	$1,899,228
Executive Vice President and Head of Operations
John A. Parker	2020	$423,452		$3,360	$1,295,067	—	$248,640	$13,000	$1,983,519
Executive Vice President	2019	$421,074		—	$1,230,524	—	$309,120	—	$1,960,718
of Exploration	2018	$394,475		$75,000	$675,933	$589,968	$348,800	$12,250	$2,096,426
William S. Moss III	2020	$403,288		$3,200	$1,245,259	—	$236,800	$13,000	$1,901,547
Executive Vice President and General Counsel	2019	$401,019		—	$1,162,181	—	$294,400	$12,500	$1,870,100
	2018	$381,475		$225,000	$675,933	$489,600	$331,360	$9,250	$2,112,618
Stephen E. Heitzman	2020	$61,777	(5)	—	$111,933		—	$682,873	$856,583
Former Executive Vice President and Chief Operating Officer	2019	$416,080		—	$1,134,832	—	$305,440	$11,934	$1,868,286
	2018	$394,475		$75,000	$675,933	$612,000	$348,800	$12,250	$2,118,458

(1)

Amounts in this column for each Named Executive Officer other than Mr. Heitzman represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the Named Executive Officers on March 5, 2020, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. Pursuant to the Heitzman Separation Agreement, the vesting of certain RSUs was accelerated and the service component of certain PSUs was deemed to be satisfied in connection with his termination of employment. Amounts in this column for Mr. Heitzman reflect the incremental fair value of those modifications to his RSUs and PSUs. The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date of grant applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. Additional information regarding the assumptions underlying these calculations is available in Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2020.

(2)

Amounts in this column represent the portion of the AIP awards for performance in the 2020 Fiscal Year resulting from the application of the Compensation Committee’s discretion to increase the payments above the payout percentage that resulted from actual achievement of the applicable performance metrics. See “Elements of Compensation for the 2020 Fiscal Year—Annual Incentive Program” above for additional information regarding these awards.

(3)

Amounts in this column represent the portion of the AIP awards for performance in the 2020 Fiscal Year determined based on actual achievement of the applicable performance metrics. See “Elements of Compensation for the 2020 Fiscal Year—Annual Incentive Program” above for additional information regarding these awards.

(4)	Amounts in this column include our match of 401(k) plan contributions in the 2020 Fiscal Year for each Named Executive Officer as shown in the table below:

Name	401(k) Plan Company Matching Contributions
Timothy S. Duncan	$9,750
Shannon E. Young III	$1,062
Robert D. Abendschein	$3,288
John A. Parker	$13,000
William S. Moss III	$13,000
Stephen E. Heitzman	$1,820

For Mr. Heitzman, the amount in this column also includes (i) a $622,500 lump sum cash severance payment, (ii) a pro-rated target AIP award for the 2020 Fiscal Year equal to $43,540, and (iii) $12,013 for partially subsidized continuation coverage for Mr. Heitzman, his spouse and his eligible dependents in 2020, in each case, in accordance with the terms of his Separation and Release Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Heitzman Separation Agreement.”

(5)	Includes $4,788 of unused paid time off paid in connection with Mr. Heitzman’s termination of employment.

Grants of Plan-Based Awards Table

The following table includes information regarding the AIP awards, RSU awards and PSU awards granted to the Named Executive Officers during the 2020 Fiscal Year.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy S. Duncan		$437,500	$875,000	$1,750,000
	3/5/20				76,046	152,092	304,184		$1,984,801
	3/5/20							152,092	$2,000,010
Shannon E. Young III		$184,000	$368,000	$736,000
	5/16/20				29,468	58,936	117,872		$769,115
	5/16/20							58,936	$775,008
Robert D. Abendschein		$190,000	$380,000	$760,000
	3/5/20				22,814	45,628	91,256		$595,445
	3/5/20							45,628	$600,008
John A. Parker		$168,000	$336,000	$672,000
	3/5/20				24,715	49,430	98,860		$650,005
	3/5/20							49,430	$645,062
William S. Moss III		$160,000	$320,000	$640,000
	3/5/20				23,764	47,529	95,058		$620,253
	3/5/20							47,529	$625,006
Stephen E. Heitzman (5)	1/22/20				5,261	10,522	21,044		$79,992
	1/22/20							3,508	$31,940

(1)

Amounts in these columns represent the estimated payouts for AIP awards for the 2020 Fiscal Year assuming threshold, target and maximum achievement. Mr. Heitzman’s February 17, 2020 termination of employment occurred prior to the Board’s approval of the 2020 target AIP awards, so he was not granted any such award. The actual amounts paid to our Named Executive Officers for the 2020 Fiscal Year can be found in the “Non-Equity Incentive Plan Compensation” column and “Bonus” column of the Summary Compensation Table, above. See “Elements of Compensation for the 2020 Fiscal Year—Annual Incentive Program Awards” above for additional information regarding these awards.

(2)

These amounts represent the threshold, target and maximum number of PSUs that may become earned pursuant to the PSUs granted to the Named Executive Officers during the 2020 Fiscal Year. The number of PSUs which ultimately become earned is based on our Relative TSR performance over the three-year performance period ending on December 31, 2022, subject to the Named Executive Officer’s continued employment. Mr. Heitzman’s February 17, 2020 termination of employment occurred prior to the Board’s approval of the target PSU awards for the 2020 Fiscal Year, so he was not granted any PSUs in the 2020 Fiscal Year.
(3)

Amounts in this column represent RSUs granted to the Named Executive Officers during the 2020 Fiscal Year which vest as to one-third on each of March 5, 2021, March 5, 2022 and March 5, 2023, subject to the Named Executive Officer’s continued employment. Mr. Heitzman’s February 17, 2020 termination of employment occurred prior to the Board’s approval of the RSU awards for the 2020 Fiscal Year, so he was not granted any RSUs in the 2020 Fiscal Year.

(4)

These amounts represent the aggregate grant date fair value of PSUs and RSUs granted during the 2020 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures.

(5)

Pursuant to the Heitzman Separation Agreement, the vesting of certain RSUs was accelerated and the service component of certain PSUs was deemed to be satisfied in connection with his termination of employment. Amounts in this column for Mr. Heitzman reflect the value of those modifications to his RSUs and PSUs.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Abendschein Offer Letter

In connection with his appointment, we entered into an offer letter with Mr. Abendschein. Pursuant to the terms of the offer letter, Mr. Abendschein is eligible to receive an initial annualized base salary of $475,000 and to participate in the Company’s annual bonus program with a target bonus equal to 80% of his annualized base salary (which amount was not prorated for 2020 based upon his date of hire), subject to the achievement of any applicable performance criteria and the terms and conditions of the program. The offer letter also provides that Mr. Abendschein will be eligible to receive annual awards under the 2018 LTIP subject to approval by the Board and the terms and conditions of the LTIP, and that such awards for the 2020 Fiscal Year shall be comprised 50% of RSUs and 50% of PSUs and have an aggregate target value equal to approximately $1,200,000.

Mr. Heitzman Separation Agreement

In connection with Mr. Heitzman’s February 17, 2020 termination of employment, the Employer and Mr. Heitzman entered into the Heitzman Separation Agreement. The benefits provided in the Heitzman Separation Agreement included the accelerated vesting of certain RSUs and the deemed satisfaction of the service component of certain PSUs in connection with his termination of employment. The value of those modifications to his RSUs and PSUs are reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table, above. See “Potential Payments Upon Termination or Change in Control—Heitzman Separation Agreement” for more information regarding the severance payments and benefits provided to Mr. Heitzman in connection with his termination of employment.

Series B Unit Awards

In connection with the Stone Combination in May 2018, the Series B Units in Talos Energy LLC, including those held by our Named Executive Officers, were exchanged for an equivalent number of Series B Units in each of AP Talos Energy LLC (“AP Equityco Units”) and Riverstone Talos Energy Equityco LLC (“RSH Equityco Units” and together with the AP Equityco Units, the “Exchanged Units”). The Exchanged Units received in the exchange remain subject to the same terms and conditions applicable to the Series B Units in Talos Energy LLC prior to such exchange, including with respect to vesting.

In addition to the Exchanged Units, in connection with the Stone Combination in May 2018, each of our Named Executive Officers other than Mr. Young received Series B Units in each of AP Talos Energy Debtco LLC (“AP Debtco Units”) and Riverstone Talos Energy Debtco LLC (“RSH Debtco Units,” and together with the AP Debtco Units, the “New Series B Units”), which are intended to constitute “profits interests” for federal tax purposes. Each of Apollo Talos Holdings, L.P., the manager of AP Talos Energy Debtco LLC, and Riverstone V Talos Holdings, L.P., the manager of Riverstone Talos Energy Debtco LLC, determined it was appropriate to grant the New Series B Units, and neither the Board nor the board of Talos Energy LLC were involved in approving the grants.

The New Series B Units mirror the number and vesting schedule of the Exchanged Units so that they will vest in tandem. As a result, a portion of the New Series B Units were fully vested on the date of grant and the unvested New Series B Units granted will vest at the same time and under the same circumstances as the unvested Exchanged Units. The Exchanged Units and thus, the New Series B Units, generally provide for vesting of 80% of the award in equal monthly installments beginning on the last day of the month of the original grant (not the exchange date) and continuing on the last day of each month for a total of 48 months, so long as the Named Executive Officer remains employed through each vesting date. The remaining 20% will only vest upon the occurrence of a Vesting Event (as defined below under “Potential Payments Upon Termination or Change in Control—Series B Unit Award Agreements”). Any portion of the New Series B Units that vest on the basis of time and remain unvested as of a Vesting Event will also become vested upon such Vesting Event.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs, PSUs, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units held by our Named Executive Officers as of December 31, 2020.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($) (6)	Option Expiration Date (6)	Number of Shares or Units of Stock That Have Not Vested (#) (7)	Market Value of Shares or Units of Stock That Have Not Vested (#) (8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (8)
Timothy S. Duncan	—	—		22,520	(2)	n/a	n/a
	—	—		22,520	(3)	n/a	n/a
	—	—		22,520	(4)	n/a	n/a
	—	—		22,520	(5)	n/a	n/a
	—	345	(1)	820	(2)	n/a	n/a
	—	345	(1)	820	(3)	n/a	n/a
	—	345	(1)	820	(4)	n/a	n/a
	—	345	(1)	820	(5)	n/a	n/a
								205,568	$1,693,880
										275,924	$2,273,614
Shannon E. Young III								80,691	$664,894
										72,978	$601,339
Robert D. Abendschein								45,628	$375,975	22,814	$187,987
John A. Parker	—	—		20,000	(2)	n/a	n/a
	—	—		20,000	(3)	n/a	n/a
	—	—		19,280	(4)	n/a	n/a
	—	—		19,280	(5)	n/a	n/a
								65,912	$543,115
										89,941	$741,114
William S. Moss III	—	—		16,000	(2)	n/a	n/a
	—	—		16,000	(3)	n/a	n/a
	—	—		16,000	(4)	n/a	n/a
	—	—		16,000	(5)	n/a	n/a
								63,193	$520,710
										86,536	$713,057
Stephen E. Heitzman	—	—		20,000	(2)	n/a	n/a
	—	—		20,000	(3)	n/a	n/a
	—	—		20,000	(4)	n/a	n/a
	—	—		20,000	(5)	n/a	n/a
								—	—
										36,376	$299,738

(1)	These units will vest in substantially equal installments on the last day of each month through May 31, 2021, subject to the Named Executive Officer’s continued employment.
(2)	These amounts represent AP Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(3)	These amounts represent RSH Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(4)	These amounts represent AP Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(5)	These amounts represent RSH Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(6)	These equity awards are not traditional options, and therefore, there is no exercise price or expiration date associated with them.
(7)

The amounts in this column represent RSUs held by each Named Executive Officer which vest pro-rata over the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Number of Unvested RSUs	Remaining Vesting Dates
Timothy S. Duncan	152,092	March 5, 2021, March 5, 2022 and March 5, 2023
	49,092	March 5, 2021 and March 5, 2022
	4,384	May 14, 2021
Shannon E. Young III	58,936	March 5, 2021, March 5, 2022 and March 5, 2023
	21,755	March 5, 2022
Robert D. Abendschein	45,628	March 5, 2021, March 5, 2022 and March 5, 2023
John A. Parker	49,430	March 5, 2021, March 5, 2022 and March 5, 2023
	14,728	March 5, 2021 and March 5, 2022
	1,754	May 14, 2021
William S. Moss III	47,529	March 5, 2021, March 5, 2022 and March 5, 2023
	13,910	March 5, 2021 and March 5, 2022
	1,754	May 14, 2021

Any unvested RSUs previously held by Mr. Heitzman which were not accelerated in connection with his separation in accordance with the terms of the Heitzman Separation Agreement and the RSU award agreements governing such awards were forfeited and cancelled in accordance with the terms of such agreements, as described below under “Potential Payments Upon Termination or a Change in Control—Heitzman Separation Agreement.”

(8)	The amounts in these columns were calculated by multiplying $8.24, the closing price of our common stock on December 31, 2020, by the number of awards reported.
(9)

The amounts in this column represent the maximum number of PSUs granted in 2018 and 2019 and the threshold number of PSUs granted in 2020, and in each case, held by each Named Executive Officer which may become earned based on our Relative TSR performance over the applicable three-year performance period as shown in the below table. As of December 31, 2020, (i) our Relative TSR performance for the PSUs granted in each of 2018 and 2019 was at or above target, but due to a negative absolute total stockholder return each award would only provide for a target payout, and (ii) our Relative TSR performance for the PSUs granted in 2020 was below threshold. Pursuant to the applicable SEC rules, the amounts in this column and in the below table reflect the maximum payout of the 2018 and 2019 PSUs and the threshold payout of the 2020 PSUs. The actual number of PSUs earned based on actual performance over the full performance period may be significantly less than this amount.

Name	Number of Unvested PSUs	Applicable Performance Period End Date
Timothy S. Duncan	76,046	December 31, 2022
	147,276	December 31, 2021
	52,602	May 13, 2021
Shannon E. Young III	29,468	December 31, 2022
	43,510	December 31, 2021
Robert D. Abendschein	22,814	December 31, 2022
John A. Parker	24,715	December 31, 2022
	44,184	December 31, 2021
	21,042	May 13, 2021
William S. Moss III	23,764	December 31, 2022
	41,730	December 31, 2021
	21,042	May 13, 2021
Stephen E. Heitzman	21,044	December 31, 2021
	15,332	May 13, 2021

Any other unearned PSUs previously held by Mr. Heitzman which do not remain outstanding and, subject to the satisfaction of the applicable performance goals, eligible for settlement in accordance with the terms of the PSU award agreements governing such awards and the Heitzman Separation Agreement were forfeited and cancelled in accordance with the terms of such agreements, as described below under “Potential Payments Upon Termination or a Change in Control—Heitzman Separation Agreement.”

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Units Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
Timothy S. Duncan
AP Equityco Units	825	$0.00
RSH Equityco Units	825	$0.00
AP Debtco Units	825	$0.00
RSH Debtco Units	825	$0.00
RSUs			28,930	$360,562
Shannon E. Young III	—	—	—	—
Robert D. Abendschein	—	—	—	—
John A. Parker
RSUs			9,118	$112,616
William S. Moss III
RSUs			8,709	$107,348
Stephen E. Heitzman
RSUs			10,299	$189,502

(1)

This column reflects the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units held by each Named Executive Officer that vested during the 2020 Fiscal Year. We believe that, despite the fact that these units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(2)

The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using the closing price of our common stock as of each vesting date and the terms of the applicable distribution provisions governing such awards.

(3)

This column reflects the RSUs held by each Named Executive Officer that vested during the 2020 Fiscal Year. For Mr. Heitzman, this amount includes the accelerated vesting of certain of his outstanding RSUs as provided for in the Heitzman Separation Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Heitzman Separation Agreement.”

(4)

This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

Pension Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or a Change in Control

Amended and Restated Executive Severance Plan

As described above, the Board approved the Amended Severance Plan on October 21, 2020. Each of the currently employed Named Executive Officers is a participant in the Amended Severance Plan. Pursuant to the terms of the Amended Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each Named Executive Officer, other than Mr. Heitzman, will be eligible to receive: (i) a lump sum cash payment equal to 1.5 (or 2.0 in the case of Mr. Duncan) times the sum of (a) the Named Executive Officer’s annualized base salary then in effect and (b) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to such termination; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Upon a Named Executive Officer’s (other than Mr. Heitzman’s) termination without “Cause” or a resignation for “Good Reason” within 24 months following a “Change in Control,” such Named Executive Officer will be eligible to receive: (i) a lump sum cash payment equal to 2.0 (or 2.5 in the case of Mr. Duncan) times the sum of (a) the Named Executive Officer’s annualized base salary then in effect and (b) the greater of (x) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to such termination and (y) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to the Change in Control; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Additionally, if a Named Executive Officer’s (other than Mr. Heitzman’s) employment with us terminates as a result of his death or “Disability,” then pursuant to the terms of the Amended Severance Plan, such Named Executive Officer will be eligible to receive the following benefits: (i) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (ii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Amended Severance Plan, a Named Executive Officer (or his estate or legal guardian, if applicable) must timely execute (and not revoke) a release of claims in favor of us and our affiliates. Further, the Amended Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Amended Severance Plan would trigger an excise tax for a participant under Section 4999 of the Code, the Amended Severance Plan provides that the Named Executive Officer’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the Named Executive Officer would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

For purposes of the Amended Severance Plan:

•

“Cause” generally means a Named Executive Officer’s (i) material breach of the Amended Severance Plan or other written agreement with us, (ii) material breach of any law applicable to the workplace or employment relationship or any of our material policies or codes of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission, conviction, indictment or plea of nolo contendre of or for any felony or crime involving moral turpitude, or (v) willful failure or refusal to perform his obligations pursuant to the Amended Severance Plan or follow any lawful directive from us.

•

“Change in Control” generally means the occurrence of any of the following events: (i) acquisition by a person or group of beneficial ownership of 50% or more of our outstanding shares or the combined voting power of our outstanding voting securities; (ii) during any consecutive 12-month period, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a majority of the then current directors unless such approval occurs as a result of an actual or threatened election contest; (iii) consummation of a business combination in which our outstanding voting securities immediately prior to such business combination do not, immediately following such business combination, continue to represent more than 50% of the then outstanding voting securities; (iv) sale of all or substantially all of our assets; or (v) approval by our stockholders of a complete liquidation or dissolution.

•

“Disability” generally means an inability by a Named Executive Officer to perform the essential functions of his position due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive, in any 12-month period.

•

“Good Reason” generally means (i) a material diminution in a Named Executive Officer’s base salary, authority, duties or responsibilities, (ii) material breach by us of our obligations under the Amended Severance Plan, or (ii) a geographic relocation of the Named Executive Officer’s principal place of employment by more than 50 miles.

Long Term Incentive Plan Awards

Restricted Stock Unit Awards

Pursuant to the terms of each Named Executive Officer’s RSU award agreements, if a Named Executive Officer’s employment with us is terminated (i) as a result of his death or “Disability” or (ii) within one year following a “Change in Control,” by us without “Cause” or by the Named Executive Officer for “Good Reason,” then, in each case, such Named Executive Officer’s unvested RSUs will become fully vested. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the portion of such Named Executive Officer’s unvested RSUs that would have vested within the 12-month period following such termination will become vested.

Performance Share Unit Awards

Pursuant to the terms of each Named Executive Officer’s PSU award agreements, if a Named Executive Officer’s employment with us is terminated as a result of his death or Disability, then a pro-rata portion of such Named Executive Officer’s PSUs will become earned based on actual performance calculated through the date of such termination. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the Named Executive Officer will be deemed to have met the service requirement with respect to a pro-rata portion of his PSUs, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a Named Executive Officer’s employment with us is terminated within one year following a Change in Control by us without Cause or by the Named Executive Officer for Good Reason, then, in each case, such Named Executive Officer’s PSUs will become earned based on actual performance calculated through the date of such Change in Control.

For purposes of the RSU and PSU award agreements, “Cause,” “Change in Control,” “Disability” and “Good Reason” have the meanings given to such terms in the Amended Severance Plan.

Series B Unit Award Agreements

If a Named Executive Officer’s employment is terminated for any reason other than by us for “Cause,” he will forfeit all unvested AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units, and each applicable entity will have a right to repurchase any vested units at Fair Market Value (as defined in the applicable company agreement). If the Named Executive Officer’s employment is terminated by us for Cause, then he will forfeit all AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units, whether vested or unvested. For the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units granted to Messrs. Duncan, Parker, Moss and Heitzman that vest based on the terms of the Series B Units in Talos Energy, LLC originally granted on February 3, 2012 (October 1, 2013 for Mr. Moss), “Cause” has the meaning given to such term in the Named Executive Officer’s prior employment agreement. For all other awards, “Cause” means (i) engaging in material mismanagement in providing services to us or our affiliates, (ii) engaging in conduct that could reasonably be expected to be materially injurious to us or our affiliates, (iii) materially breaching the Series B Unit award agreement or the applicable limited liability company agreement, (iv) being convicted of, or entering a plea bargain or settlement admitting guilt for, any felony, crime involving moral turpitude, or where, as a result of such crime, the continued employment of the Named Executive Officer would be expected to have a material adverse impact on us or our affiliates, or (v) being the subject of any order obtained or issued by the SEC for any securities violation involving fraud.

In general, any unvested AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units granted to our Named Executive Officers will fully vest upon the occurrence of either of the following events with respect to the applicable feeder entity (each, a “Vesting Event”): (i) “Liquidation Event” or “Approved Sale” which results in a “Series A Payout” with respect to each holder of Series A Units in the applicable feeder entity; or (ii) the occurrence of a “Public Offering” where the applicable sponsor (a) receives cash proceeds from the sale of securities received in a reorganization sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions), or (b) as of the 5th anniversary of the Public Offering, holds securities with a fair market value sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions). The Vesting Event with respect to each feeder entity may occur on different dates.

For purposes of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units:

•

“Approved Sale” generally includes (i) mergers, business combinations, or consolidations following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of all or substantially all of the assets of the applicable feeder entity to one or more third parties, and (iii) sale of all or substantially all of the equity interests in the applicable feeder entity to one or more third parties, in each case initiated by the sponsor.

•

“Liquidation Event” generally includes (i) mergers, business combinations, consolidations, sales of all or substantially all of the assets of the applicable feeder entity following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of more than 75% of the Series A Units in the applicable feeder entity, (iii) a voluntary or involuntary reorganization or entry into bankruptcy or insolvency proceedings, and (iv) the winding up, dissolution or liquidation of the applicable feeder entity.

•

“Series A Payout” occurs when holders of the Series A Units receive cash distributions which cause the unreturned Series A Unit capital contributions and unpaid Series A Unit preference amount to equal $0.

•

“Public Offering” means the sale in a public offering registered under the Securities Act of the equity securities of the applicable feeder entity (or any successor thereto) or a director or indirect subsidiary of the applicable feeder entity (or any successor thereto).

The following table sets forth the payments and benefits that would be received by our Named Executive Officers pursuant to the terms of the Amended Severance Plan, RSUs, PSUs, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units in the event of certain terminations of employment with us or a Vesting Event, had such termination or Vesting Event occurred on December 31, 2020. For the avoidance of doubt, the table below does not reflect the actual payments and benefits received by Mr. Heitzman following the termination of his employment that was effective on February 17, 2020. Such payments and benefits are described in the section below titled “—Heitzman Separation Agreement.”

Name	Termination without Cause or resignation for Good Reason	Termination as a result of death or Disability	Vesting Event	Termination without Cause or resignation for Good Reason in connection with a Change in Control
Timothy S. Duncan
Cash Severance	$3,150,000	—	—	$3,937,500
Pro-Rata Annual Bonus (1)	$632,500	$632,500	—	$632,500
COBRA Subsidy (2)	$39,476	—	—	$39,476
RSU Acceleration (3)	$656,126	$1,693,880	—	$1,693,880
PSU Acceleration (4)	$594,706	$594,706	—	$823,497
Series B Unit Acceleration (5)	—	—	—	—
Total	$5,072,808	$2,921,086	—	$7,126,853
Shannon E. Young, III
Cash Severance	$1,242,000	—	—	$1,656,000
Pro-Rata Annual Bonus (1)	$300,000	$300,000	—	$300,000
COBRA Subsidy (2)	$19,738	—	—	$19,738
RSU Acceleration (3)	$161,875	$664,894	—	$664,894
PSU Acceleration (4)	$119,513	$119,513	—	$179,261
Total	$1,843,126	$1,084,407	—	$2,819,893
Robert D. Abendschein
Cash Severance	$1,282,500	—	—	$1,710,000
Pro-Rata Annual Bonus (1)	$285,000	$285,000	—	$285,000
COBRA Subsidy (2)	$19,738	—	—	$19,738
RSU Acceleration (3)	$125,322	$375,975	—	$375,975
PSU Acceleration (4)	—	—	—	—
Total	$1,712,560	$660,975	—	$2,390,713
John A. Parker
Cash Severance	$1,134,000	—	—	$1,512,000
Pro-Rata Annual Bonus (1)	$252,000	$252,000	—	$252,000
COBRA Subsidy (2)	$14,391	—	—	$14,391
RSU Acceleration (3)	$210,886	$543,106	—	$543,106
PSU Acceleration (4)	$197,430	$197,430	—	$268,731
Series B Unit Acceleration (5)	—	—	—	—
Total	$1,808,707	$992,536	—	$2,590,228
William S. Moss III
Cash Severance	$1,080,000	—	—	$1,440,000
Pro-Rata Annual Bonus (1)	$240,000	$240,000	—	$240,000
COBRA Subsidy (2)	$18,701	—	—	$18,701
RSU Acceleration (3)	$202,267	$520,636	—	$520,636
PSU Acceleration (4)	$133,884	$133,884	—	$258,629
Series B Unit Acceleration (5)	—	—	—	—
Total	$1,674,852	$894,520	—	$2,477,966

(1)

These amounts reflect the pro-rata portion of each Named Executive Officer’s annual bonus, which would have been the full amount of such annual bonus had the termination of employment occurred on December 31, 2020.

(2)	The COBRA Subsidy amount is based on the premiums in effect as of December 2020, which are assumed for purposes of this table to remain the same throughout the applicable COBRA Subsidy period.
(3)	These amounts are calculated by multiplying the number of RSUs that would become vested upon the applicable event by $8.24, the closing price of our common stock on December 31, 2020.
(4)

These amounts are calculated by multiplying the number of PSUs that would become earned or for which the service vesting component of the award will be deemed satisfied upon the applicable event by $8.24, the closing price of our common stock on December 31, 2020. The amounts provided herein are calculated based on actual performance through December 31, 2020. The amounts set forth under “Termination without Cause or resignation for Good Reason” are based on actual performance as of December 31, 2020, but the actual number of PSUs earned would be determined at the end of each applicable performance period. As of December 31, 2020, the PSUs granted in 2018 and 2019 had reached target performance, and the PSUs granted in 2020 had not reached threshold performance, such that no value is associated with such PSUs for purposes of this table.

(5)

These amounts are calculated by multiplying the number of AP Equityco Units, RSH Equityco Units, AP Debtco Units, and RSH Debtco Units that would become vested upon the applicable event by the fair market value of each such unit as of December 31, 2020, which was $0.00 for each of the AP Equityco Units, the RSH Equityco Unit, the AP Debtco Units and the RSH Debtco Units. The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using $8.24, the closing price of our common stock on December 31, 2020 and the terms of the applicable distribution provisions governing such awards.

Heitzman Separation Agreement

On January 22, 2020, Mr. Heitzman and the Employer entered into the Heitzman Separation Agreement pursuant to which Mr. Heitzman’s employment with us terminated on February 17, 2020. Under the Heitzman Separation Agreement, Mr. Heitzman was eligible to receive the following benefits, subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants:

•	Lump sum cash payment equal to $622,500, in accordance with the Original Severance Plan;

•

Payment of his AIP award for the 2019 Fiscal Year based on actual achievement of the applicable performance metrics equal to $305,440, payable at the time such awards are paid to other executives of the Company, in accordance with the Original Severance Plan;

•	Payment of a pro-rated portion of the target AIP award that would have been approved by the Board for the 2020 Fiscal Year had he been employed as of the date of such approval equal to $42,634;

•

Partially subsidized continuation coverage for Mr. Heitzman, his spouse, and his eligible dependents under our group health plans pursuant to COBRA for 18 months, unless such coverage is earlier terminated, in accordance with the terms of the Original Severance Plan;

•

Accelerated vesting of all 3,508 unvested RSUs originally granted in 2018 and, in accordance with the terms of the applicable RSU award agreement, accelerated vesting of 6,791 RSUs granted in 2019; and

•

Deemed satisfaction of the applicable service requirement with respect to all 10,522 PSUs granted in 2018 and, in accordance with the terms of the applicable PSU award agreement, 7,666 PSUs granted in 2019, all of which remain outstanding and eligible to vest subject to satisfaction of the applicable performance metrics through the end of the applicable performance period.

In addition, in connection with Mr. Heitzman’s separation, each of AP Talos Energy LLC, AP Talos Energy Debtco LLC, Riverstone Talos Energy Equityco LLC and Riverstone Talos Energy Debtco LLC took action to waive the forfeiture of Mr. Harding’s AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units, respectively. As a result, Mr. Heitzman’s AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units will remain outstanding and eligible to vest in accordance with the vesting terms applicable to such AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units. Neither

the Board nor the Compensation Committee were involved in approving the foregoing treatment with respect to the AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units.

The table below quantifies the benefits received by Mr. Heitzman pursuant to the Heitzman Separation Agreement and as a result of the actions of each feeder entity in connection with their respective separations.

Name	Received at Separation
Stephen E. Heitzman
Cash Severance	$622,500
Prior Year 2019 Annual Bonus	$305,440
Pro-Rata 2020 Annual Bonus	$43,540
COBRA Subsidy (1)	$21,623
RSU & PSU Acceleration (2)	$665,215
Series B Unit Waiver of Forfeiture (3)	$—
Total	$1,658,318

(1)

The COBRA Subsidy amount is based on the premiums in effect as of March 2020, when Mr. Heitzman’s COBRA Subsidy began, which are assumed for purposes of this table to remain the same throughout the 18-month COBRA Subsidy period.

(2)

The RSU & PSU Acceleration amounts are calculated by (i) multiplying the number of RSUs that vested by the closing price of our common stock on February 14, 2020 (the trading date immediately preceding the separation date because the separation date was not a trading date); and (ii) multiplying the number of PSUs for which the applicable service requirement was deemed to be satisfied by the closing price of our common stock on February 14, 2020 (the trading date immediately preceding the separation date because the separation date was not a trading date), based on assumed achievement of performance as of the applicable separation date.

(3)

The Series B Unit Waiver of Forfeiture amounts are calculated by multiplying the number of AP Equityco Units, RSH Equityco Units, AP Debtco Units, and RSH Debtco Units for which forfeiture was waived by the fair market value of each such unit as of the applicable termination date, which was $0.00. The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using the closing price of our common stock on the applicable termination date and the terms of the applicable distribution provisions governing such awards.

Director Compensation

We maintain a non-employee director compensation program pursuant to which members of the Board who are not employees of us or our subsidiaries or investment funds affiliated with or managed by Riverstone Holdings or Apollo are eligible for the following compensation:

•	Annual base retainer of $80,000 ($150,000 for the Non-Executive Chairman);

•

Supplemental retainer of (i) $25,000 for the chair of the Audit Committee, (ii) $15,000 for the chairs of the Compensation Committee and the Safety, Sustainability and Corporate Responsibility Committee, and (iii) $10,000 for the chair of the Nominating & Governance Committee;

•

Supplemental retainer of (i) $12,500 for members of the Audit Committee, (ii) $7,500 for members of the Compensation Committee and the Safety, Sustainability and Corporate Responsibility Committee, and (iii) $5,000 for members of the Nominating & Governance Committee;

•	$1,500 for each meeting (both in-person and telephonic) of the Board or a committee beyond 10 meetings of the Board or such committee; and

•	An annual equity award with a value equal to $160,000 (increased from $140,000 in 2019) ($230,000 for the Non-Executive Chairman (increased from $210,000 in 2019)).

The slight increases in equity compensation value under our non-employee director compensation program described above were implemented in early March of 2020 to ensure that the members of our Board are compensated at levels commensurate with other companies with which we compete for Board talent. The Non-Executive Chairman, who currently also serves as the Chairman of the Nominating & Governance Committee, is not eligible to receive the supplemental retainers provided to chairs and members of the committees. Each director is also reimbursed for reasonable travel and miscellaneous expenses incurred to attend meetings and activities of the Board and the committees.

In accordance with our non-employee director compensation program, we granted RSUs to each non-employee director on March 5, 2020, which vest in full on March 5, 2021, subject to the non-employee director’s continued service. In connection with the grant of RSUs, each non-employee director was provided the opportunity to defer the settlement of his RSUs until the earliest to occur of either the date such non-employee director incurs a “separation from service” or the fifth anniversary of the vesting date. Following the vesting date or such later date as elected by the director pursuant to the deferral election, these RSUs will be settled 60% in shares of our common stock and 40% in cash. The RSUs will vest in full upon (i) a termination of the non-employee director’s service due to death or disability, (ii) a termination of the non-employee director’s service without cause and (iii) a “change in control” (as defined in the LTIP). Our non-employee directors are also subject to our Ownership Policy, as described above under “Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy.”

2020 Director Compensation Table

Name	Paid in Cash	Awards (1)	Total
Neal P. Goldman	$172,500	$230,007	$402,507
John “Brad” Juneau	$113,500	$160,009	$273,509
Donald R. Kendall, Jr.	$130,000	$160,009	$290,000
Charles M. Sledge	$131,000	$160,009	$291,009
James M. Trimble	$111,500	$160,009	$271,509

(1)

Amounts in this column represent the aggregate grant date fair value of the RSUs granted to the directors during the 2020 Fiscal Year, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date of grant, $13.15, applied to the total number of RSUs granted. Additional information regarding the assumptions underlying these calculations is available in Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2020. As of December 31, 2020, the following unvested RSU awards were held by each non-employee directors: (i) for Mr. Goldman, 17,491 RSUs and (ii) for Messrs. Juneau, Kendall, Sledge, and Trimble, 12,168 RSUs, each of which became fully vested on March 5, 2021. Additionally, as of December 31, 2020, Messrs. Goldman and Sledge held 16,573 RSUs and 11,048 RSUs, respectively, which are fully vested but subject to deferred settlement on the earliest to occur of (a) the fifth anniversary of the vesting date, (b) death, (c) disability, (e) separation from service, or (f) change in control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Timothy S. Duncan, our President and Chief Executive Officer (our “CEO”).

For the 2020 Fiscal Year, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $167,090; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $5,332,565.

•	Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 32 to 1.

We identified a new median employee for the pay ratio calculation above for 2020. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2020, our employee population consisted of approximately 411 individuals with all of these individuals located in the United States. This population consisted of our United States full-time, part-time, and temporary employees, as we did not have seasonal workers as of December 31, 2020. We do have employees located in jurisdictions outside of the United States, but they comprise less than 5% of our total employees and were excluded from this calculation pursuant to Item 402(u)(4)(ii) of Regulation S-K. Specifically, we excluded 8 employees located in Mexico. We hire independent contractors and “leased” workers, but such independent contractors and “leased” workers were excluded from this calculation pursuant to Item 402(u)(3) of Regulation S-K.

•

We used a consistently applied compensation measure to identify our median employee comparing the amount of salary or wages, bonuses and other compensation as reported to the Internal Revenue Service in Box 1 on Form W-2 for 2020.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees included in this calculation and our CEO are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2020 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $167,090.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2020 of our Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, the Compensation Committee consisted of Donald R. Kendall, Jr., Olivia C. Wassenaar and Rajen Mahagaokar, none of whom is, or has ever been, an officer or employee of the Company. Further, none of our Named Executive Officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following subjects, among others:

•	the size of the Board of Directors;

•	qualifications and independence standards for the Board of Directors;

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-management directors;

•	committee requirements and functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, copies of which are posted on the Company’s website at www.talosenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Corporate Governance Guidelines are posted on the Company’s website at www.talosenergy.com. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company’s Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating & Governance Committee considers the Board’s leadership structure periodically.

Prior to the 2020 Annual Meeting of Stockholders, the Chairman of the Board was required to be a “Company Independent Director” pursuant to the Stockholders’ Agreement. Any person serving as our Chief Executive Officer does not satisfy the independence standards of the NYSE rules by virtue of being one of our employees and, as a result, any such person cannot be a “Company Independent Director” under the Stockholders’ Agreement. After the 2020 Annual Meeting, our Bylaws provide that the Chairman of the Board may be any director elected by a majority of the Board. On July 21, 2020, Neal P. Goldman was re-elected as Chairman of the Board. See “—Director Independence” for additional information regarding the definition of “Company Independent Director.”

Despite the foregoing, the Board believes that separating of the roles of Chairman of the Board and the Chief Executive Officer provides the optimal Board leadership structure for us. Under this structure, the Chief Executive Officer has responsibility for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, and the Chairman of the Board is tasked with setting the agenda for and presiding at Board meetings and coordinating the Board’s communications with the Chief Executive Officer and other senior management. The Board determined that this leadership structure was optimal for us because it balances the needs for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by the Chairman’s perspective as an independent member of the Board.

The Corporate Governance Guidelines require that the Chairman of the Board, if he or she is a non-management director, will be the “lead director” responsible for preparing an agenda for the meetings of the Independent Directors in executive session. In the event the Chairman of the Board is a member of management, the Corporate Governance Guidelines provide that the lead director will be chosen by the non-management members of the Board. Mr. Goldman, the current Chairman of the Board, is a non-management director and therefore serves as lead director of the Board.

Classified Board Structure

In consultation with the Board, the Nominating & Governance Committee has determined that a classified board structure is appropriate for the Company. A classified board provides for stability, continuity and experience within the Board of Directors. In our industry in particular, long-term focus is critical. The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company’s business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success. The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Communications with the Board of Directors

Stockholders or other interested parties wishing to communicate directly with the Board, a committee of the Board or with an individual director may do so by sending the communication, as appropriate, to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

Under NYSE rules, a “controlled company” is defined as a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. The Company is a controlled company within the meaning of NYSE rules.

As a result of the Stockholders’ Agreement (as defined and described in “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement”) and the voting power of the Apollo Funds and the Riverstone Funds, the Company is exempt from complying with NYSE’s requirements that (i) a majority of the Board of Directors consist of Independent Directors, (ii) the Nominating & Governance Committee consist entirely of Independent Directors, and (iii) the Compensation Committee be composed entirely of Independent Directors. We have elected not to use these exemptions available to controlled companies, but could do so in the future.

The Stockholders’ Agreement provides that successors to directors not designated by Talos will be nominated by the Nominating & Governance Committee, which must have a majority of “Company Independent Directors.” A “Company Independent Director” is any director of the Board who (i) meets the independence standards under NYSE rules, (ii) is not a director designated by the Apollo Funds or the Riverstone Funds, (iii) is not a current director, officer or employee of the Apollo Funds or the Riverstone Funds or their respective affiliates, (iv) has been determined by the Nominating & Governance Committee not to have any relationship with the Apollo Funds or the Riverstone Funds or their respective affiliates that would be material to the director’s ability to be independent, and (v) is designated by the Nominating & Governance Committee as a “Company Independent Director.” Currently, Messrs. Goldman, Sledge, Juneau, Trimble and Kendall are the “Company Independent Directors” serving on the Board. As noted above, Mr. Trimble will retire from the Board at the conclusion of the Annual Meeting.

The Board of Directors has determined that each of Christine Hommes, Robert M. Tichio, Olivia C. Wassenaar, Neal P. Goldman, John “Brad” Juneau, James M. Trimble, Charles M. Sledge, Donald R. Kendall, Jr. and Rajen Mahagaokar is “independent” pursuant to NYSE rules.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (i) Messrs. Sledge, Kendall and Juneau are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Kendall and Mahagaokar and Ms. Wassenaar are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. On May 6, 2019, the Board of Directors determined that each of the Audit Committee members, Messrs. Juneau, Kendall and Sledge, is financially literate and is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans;

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy;

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Audit Committee is also responsible for oversight of the Company’s cyber- security program and management’s plans, programs and policies designed to mitigate cyber-security risks, and as part of its annual calendar, the Audit Committee receives regular reports on cyber-security matters and the information technology control environment from the Company’s Deputy Director of Information Technology.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the Annual Meetings, if practicable. All ten of our then-serving directors attended the 2020 Annual Meeting of Stockholders. We anticipate that nearly all of our directors will attend the 2021 Annual Meeting in person or by teleconference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of March 22, 2021 by:

•	each person, or group of affiliated persons, know to us to beneficially own more than 5% of our common stock;

•	each member of the Board of Directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

As of March 22, 2021, there were 81,707,214 shares of our common stock outstanding.

	Shares Beneficially Owned
	Number		Percent
5% Stockholders
Riverstone Funds(1)	25,926,683		31.7%
Apollo Funds(2)	18,896,202		23.1%
Castex Entities(3)	4,602,460		5.6%
Directors and Named Executive Officers:
Neal P. Goldman(4)	33,679	*
Timothy S. Duncan(5)	86,217	*
Charles M. Sledge(6)	20,110	*
Robert M. Tichio	—		—
Olivia C. Wassenaar	—		—
John “Brad” Juneau(6)	45,409	*
Donald R. Kendall, Jr.(6)	13,929	*
James M. Trimble	20,110	*
Christine Hommes	—		—
Rajen Mahagaokar	—		—
Paula R. Glover	—		—
Robert Abendschein (7)	61,278	*
John A. Parker (8)	27,530	*
Shannon E. Young (9)	14,620	*
William S. Moss III (10)	26,384	*
Directors and executive officers as a group (15 persons)	349,266	*

*	Represents beneficial ownership of less than one percent of shares outstanding.

(1)

Represents (i) shares of our common stock held of record by Riverstone Talos Energy Equityco LLC (“Riverstone Equityco”) and Riverstone Talos Energy Debtco LLC (“Riverstone Debtco”) and (ii) an aggregate of 11 million shares of our common stock held by ILX Holdings I, LLC (“ILX Holdings”), ILX Holdings II, LLC (“ILX Holdings II”), ILX Holdings III, LLC (“ILX Holdings III”) and Castex Energy 2014, LLC (“Castex 2014”), which were issued to such holders upon the automatic conversion of an aggregate of 110,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share, on March 30, 2020. David M. Leuschen and Pierre F. Lapeyre, Jr. are the members of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings, which is the sole shareholder of Riverstone Energy GP V Corp (“Riverstone Corp”), which is the managing member of Riverstone Energy GP V, LLC (“Riverstone GP”), which is the general partner of Riverstone Energy Partners V, L.P., which is the general partner of Riverstone Global Energy and Power Fund V (FT), L.P. (“Riverstone Energy Fund”), which is the general partner of Riverstone V Talos Holdings, L.P. (“Riverstone Aggregator”), which is the managing member of Riverstone Equityco and the sole manager of Riverstone Debtco. Riverstone GP is managed by a managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, E. Bartow Jones, N. John Lancaster, Baran Tekkora, James T. Hackett and Robert M. Tichio (one of our directors). As such, each of Riverstone Aggregator, Riverstone Energy Fund, Riverstone Energy Partners, Riverstone GP, Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone Equity and Riverstone Debtco. In addition, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre, through their control or management of entities that directly or indirectly control ILX Holdings and ILX Holdings III, may be deemed to share beneficial ownership of the securities held directly by ILX Holdings and ILX Holdings III; Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre, through their control or management of entities that directly or indirectly control ILX Holdings II, may be deemed to share beneficial ownership of the securities held directly by ILX Holdings II; and Riverstone Energy Partners, Riverstone GP, Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management and Messrs. Leuschen and Lapyere, through their control or management of entities that directly or indirectly control Castex 2014, may be deemed to have or share beneficial ownership of the securities held directly by Castex 2014. The address of each of the foregoing persons is C/O Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D/A filed by Riverstone Talos Energy Equityco LLC on March 18, 2020.

(2)

Represents shares of our common stock held of record by AP Talos Energy, LLC (“AP Talos”) and AP Talos Energy Debtco, LLC (“Debtco”). Apollo Talos Holdings, L.P. (“Apollo Holdings”) is the managing member of AP Talos and the manager of Debtco. Apollo Management VII, L.P. (“Management VII”) is the manager of Holdings. AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock held of record by AP Talos and Debtco. The address of each of AP Talos, Debtco and Apollo Holdings is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VII, AIF VII, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019. The foregoing information is based on the Form 4 filed by Apollo Management Holdings GP, LLC on March 16, 2021.

(3)

Represents shares of our common stock held of record by Castex Energy Partners, LLC (“Castex Energy”) and Castex Offshore, Inc. (“Castex Offshore”) issued in connection with the closing of an acquisition by the Company of select oil and natural gas assets from affiliates of Castex Energy 2005, LLC (the “Castex Acquisition”) pursuant to that certain Purchase and Sale Agreement (the “Castex Purchase Agreement”),

dated as of June 19, 2020, as amended from time to time, by and among Castex Energy, Castex Offshore and Talos Third Coast, LLC (“Talos Third Coast”). Such amount includes: (i) 2,989,631 shares of our common stock issued to Castex Energy and (ii) 1,612,829 shares of our common stock issued to Castex Offshore. An additional 825,572 shares of our common stock (the “Castex Escrowed Shares”) are currently being held by an indemnity escrow agent pursuant to that certain Escrow Agreement (the “Castex Escrow Agreement”), dated as of June 19, 2020, as amended from time to time, by and among Castex Energy, Castex Offshore, Talos Third Coast (as successor-in-interest to Talos Production) and Citibank, N.A., as escrow agent, entered into in connection with the Castex Acquisition in order to secure Castex Energy’s and Castex Offshore’s indemnification obligations under the Castex Purchase Agreement. On August 5, 2020, pursuant to the Castex Purchase Agreement and the Castex Escrow Agreement, the 825,572 Castex Escrowed Shares were issued to an escrow agent to be held in an indemnity escrow account for a period not to exceed 18 months from the closing of the Castex Acquisition. For so long as any Castex Escrowed Shares are subject to the Castex Escrow Agreement, Castex Energy and Castex Offshore have the sole right to vote such shares representing their pro rata portion of the total Castex Escrowed Shares and such shares are considered beneficially owned by each of Castex Energy and Castex Offshore in such proportions but, without the consent of Talos Third Coast, neither Castex Energy and Castex Offshore may dispose of or transfer its interests in such shares. Depending on the determination of any potential claims for indemnification and in accordance with the applicable terms of the Castex Purchase Agreement, assuming the release of all of the Castex Escrowed Shares to Castex Energy and Castex Offshore, 289,303 Castex Escrowed Shares would be released and transferred to Castex Offshore and 536,269 Castex Escrowed Shares would be released and transferred to Castex Energy. Castex Offshore is a wholly owned subsidiary of Castex Energy. Castex Energy 2005, LLC is the sole managing member of Castex Energy. The board of directors of Castex Energy 2005 Holdco, LLC, as the sole managing member of Castex Energy 2005, LLC and the indirect sole managing member of Castex Energy, has the right to exercise voting and dispositive power over all securities held by Castex Energy. The bylaws of Castex Offshore provide that the board of directors of Castex Offshore shall match the board of directors of Castex Energy 2005 Holdco, LLC, therefore the board of directors of Castex Energy 2005 Holdco, LLC also exercises voting and dispositive power over all securities held by Castex Offshore. The address of the foregoing persons is One Memorial City Plaza, 800 Gessner Road, Suite 925, Houston, TX 77024. This information is based on the Registration Statement on Form S-3 (File No. 333-248754), as amended, initially filed by the Company with the SEC on September 11, 2020, and declared effective by the SEC on January 25, 2021.
(4)	For Mr. Goldman, does not include 17,398 unvested RSUs that will vest on March 5, 2022, and be settled 60% in shares of our common stock and 40% in cash.
(5)

For Mr. Duncan, does not include (i) 24,546 unvested RSUs that will vest on March 5, 2022 (“2019 RSUs”), (ii) 101,395 unvested RSUs that will vest ratably on each of March 5, 2022 and March 5, 2023 (“2020 RSUs”) or (iii) 100,858 unvested RSUs that will vest ratably on each of March 8, 2022, March 8, 2023 and March 8, 2024 (“2021 RSUs”).

(6)	For each of Messrs. Sledge, Juneau and Kendall, does not include 12,103 unvested RSUs that will vest on March 8, 2022, and be settled 60% in shares of our common stock and 40% in cash.
(7)	For Mr. Abendschein, does not include (i) 30,419 unvested 2020 RSUs or (ii) 30,258 unvested 2021 RSUs.
(8)	For Mr. Parker, does not include (i) 7,364 unvested 2019 RSUs, (ii) 32,954 unvested 2020 RSUs or (iii) 32,779 unvested 2021 RSUs.
(9)	For Mr. Young, does not include (i) 21,755 unvested RSUs that will vest on March 5, 2022, (ii) 39,291 unvested 2020 RSUs or (iii) 39,083 unvested 2021 RSUs.
(10)	For Mr. Moss, does not include (i) 6,955 unvested 2019 RSUs, (ii) 31,686 unvested 2020 RSUs or (iii) 31,158 unvested 2021 RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

Our Bylaws and the Stockholders’ Agreement (as defined and described in “—Historical Transactions with Affiliates—Stockholders’ Agreement”) provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Stockholders’ Agreement, a related party transaction is any transaction or series of related transactions in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors has a direct or indirect material interest and the transaction or series of transactions involves payments of $120,000 or more or are otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee may request that the Riverstone Funds’ designees to the Board confirm that the Riverstone Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Riverstone Funds’ designees will not be considered disinterested directors until the Riverstone Funds’ designees provide such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee may request that the Apollo designees to the Board confirm that the Apollo Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Apollo designees will not be considered disinterested directors until the Apollo designees provide such confirmation.

Transactions Entered Into in Connection with the Riverstone Acquisitions

The Acquisitions

On February 28, 2020, the Company and Talos Production Inc., a wholly owned subsidiary of the Company (“Talos Production”), consummated the transactions contemplated by the separate Purchase and Sale Agreements, dated as of December 10, 2019 (collectively, the “Purchase Agreements”), previously entered with each of the following parties, as seller: ILX Holdings, LLC, ILX Holdings II, LLC, ILX Holdings III LLC and Castex Energy 2014, LLC, each an affiliate of Riverstone Holdings (such parties, collectively, the “Riverstone Sellers”), and Castex Energy 2016, LP (“Castex 2016,” and together with the Riverstone Sellers, the “Sellers”). Pursuant to the Purchase Agreements, among other things, Talos Production acquired all of the issued and outstanding limited liability company interests in certain wholly owned subsidiaries of each of the respective Sellers (collectively, the “Acquisitions”; and the Acquisitions from the Riverstone Sellers, the “Riverstone Acquisitions”) for aggregate consideration consisting of the following: (i) an aggregate amount of cash from

Talos Production equal to $385 million and (ii) an aggregate of 11 million shares of our common stock, newly issued to the Riverstone Sellers (such shares, the “Acquisition Shares”). At signing, Talos Production deposited in escrow an amount in cash equal to 5% of the Unadjusted Purchase Price (as defined in the applicable Purchase Agreement) under each Purchase Agreement that was applied at closing towards the cash component of the purchase price under each Purchase Agreement. The Purchase Agreements have an effective time of 12:00 a.m., Central Time, on July 1, 2019.

Related Agreements

Amendment to Registration Rights Agreement

On May 10, 2018, we entered into a Registration Rights Agreement (the “Original Registration Rights Agreement”) with certain of the Apollo Funds and the Riverstone Funds, Franklin Advisers, Inc. (“Franklin”) and MacKay Shields LLC (“MacKay Shields”), relating to the registered resale of our common stock owned by such parties as of the Stone Closing (defined below) (the “Original Registrable Securities”).

The Company and the Riverstone Sellers agreed under the Purchase Agreements to enter into an amendment to the Original Registration Rights Agreement (such amendment, the “Registration Rights Agreement Amendment,” and the Original Registration Rights Agreement, as amended by the Registration Rights Agreement Amendment, the “Registration Rights Agreement”). The Registration Rights Agreement Amendment added each of the Riverstone Sellers (or one or more of its designated affiliates) as parties to the Registration Rights Agreement and provided such parties with customary registration rights with respect to the Acquisition Shares that were received by the Riverstone Sellers at the closing of the Riverstone Acquisitions (the “New Registrable Securities” and together with the Original Registrable Securities, the “Registrable Securities”). Under the Registration Rights Agreement, we are required to file a shelf registration statement within 30 days of our receipt of written request by a holder of Registrable Securities (a “Holder”). Each Holder will be limited to two demand registrations in any twelve-month period.

The Holders have the right to request that we initiate underwritten offerings of our common stock; provided, that the Apollo Funds and the Riverstone Funds will have the right to demand three underwritten offerings in any twelve-month period, and Franklin and MacKay Shields will only have the collective right to demand one underwritten offering. The Holders have customary piggyback rights with respect to any underwritten offering that we conduct for as long as the Holders and their respective affiliates own 5% of the Registrable Securities. Each Holder will agree to a lock up with underwriters in the event of an underwritten offering, provided that the lock up will not apply to any Holder who does not have a right to participate in such underwritten offering. The Registration Rights Agreement will terminate with respect to Franklin and MacKay Shields in the event that either Franklin or MacKay Shields ceases to beneficially own 5% or more of the then outstanding shares of our common stock. The Registration Rights Agreement will otherwise terminate at such time as there are no Registrable Securities outstanding.

In connection with the closing of the ILX and Castex Acquisition, and pursuant to the Purchase Agreements, as amended, the Company and ILX Holdings, LLC, ILX Holdings II, LLC, ILX Holdings III LLC and Riverstone V Castex 2014 Holdings, L.P., a Delaware limited partnership and designee of Castex Energy 2014, LLC, entered into the Registration Rights Agreement Amendment to the Registration Rights Agreement to, among other things, add each of the Riverstone Sellers (or one or more of its designated affiliates) as parties to the Registration Rights Agreement and provide such parties with customary registration rights with respect to the Company’s Series A Convertible Preferred Stock issued to the Riverstone Sellers at the closing of the ILX and Castex Acquisition.

We will bear all of the expenses incurred in connection with the offer and sale, while each of the Holders will be responsible for paying underwriting fees, discounts and selling commissions. Fees incurred by us in conjunction with the Original Registration Rights Agreement were $0.2 million for the fiscal year ended December 31, 2020.

Interests of the Company’s Directors and Executive Officers in the Acquisitions

Certain of the Company’s directors and executive officers may have interests in the Acquisitions that may be different from, or in addition to, the interests of the Company’s stockholders generally. For example, pursuant to the Stockholders’ Agreement, Riverstone Funds have appointed Mr. Rajen Mahagaokar and Mr. Robert Tichio to the Board of Directors. Mr. Tichio is a partner and employee of affiliates of Riverstone Holdings, and serves on the Board of Directors of each of the Riverstone Seller, and Mr. Mahagoakar is also a principal and employee of affiliates of Riverstone Holdings. In these capacities, Messrs. Tichio and Mahagoakar have ongoing professional and financial interests in the Riverstone Sellers. In addition, Ms. Olivia Wassenaar, currently a partner at Apollo and a member of our Board appointed by Apollo pursuant to the Stockholders’ Agreement, was formerly associated with Riverstone. In connection with her former association with Riverstone Holdings, Ms. Wassenaar continues to have a small, indirect financial interest in the Riverstone Sellers through passive minority equity interests in certain funds affiliated with Riverstone Holdings that own interests in the Riverstone Sellers.

Legal Fees

We have engaged the law firm Vinson & Elkins L.L.P. (“V&E”) to provide legal services to us. An immediate family member of William S. Moss III, our Executive Vice President, General Counsel and Secretary and one of our executive officers, is a partner at V&E. For the fiscal year ended December 31, 2020, we incurred fees of approximately $3.5 million for legal services performed by V&E.

Historical Transactions with Affiliates

Stockholders’ Agreement

On May 10, 2018, in connection with the closing of the Stone Combination (the “Stone Closing”), we entered into the Stockholders’ Agreement with certain of the Apollo Funds and the Riverstone Funds. The Stockholders’ Agreement provides, among other things, the following:

•

Initial Board Composition. Immediately following the Stone Closing, the Board of Directors consisted of ten directors, with (i) two directors designated by the Apollo Funds; (ii) two directors designated by the Riverstone Funds; (iii) one director jointly designated by the Apollo Funds and the Riverstone Funds; (iv) our chief executive officer; and (v) four directors (the “Company Directors”), including the Non-Executive Chairman, that are Company Independent Directors (as defined in the Stockholders’ Agreement) designated by Stone.

•

Board Nomination Rights. Each of the Apollo Funds and the Riverstone Funds initially have the right to designate two directors for nomination by the Board of Directors for election and maintain its proportional representation on the Board of Directors so long as the Apollo Funds or the Riverstone Funds, as applicable, and their affiliates collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds and the Riverstone Funds, as applicable, at the Stone Closing. Upon the Apollo Funds and their affiliates ceasing to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds will have the right to designate one director to the Board of Directors for so long as the Apollo Funds and their affiliates collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing. Upon the Apollo Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds will not have a right to designate a director to the Board of Directors. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds will have the right to designate one director to the Board of

Directors for so long as the Riverstone Funds and their affiliates collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds will not have a right to designate a director to the Board of Directors.

The successor nominees to the Company Directors shall be selected by the Nominating & Governance Committee of the Board of Directors, and shall also qualify as Company Directors. The Apollo Funds and the Riverstone Funds are required to vote all of their respective shares of our common stock (i) in favor of each nominee nominated by the Apollo Funds and the Riverstone Funds pursuant to the Stockholders’ Agreement and (ii) with respect to all other director nominees, in the Apollo Funds’ and the Riverstone Funds’ sole discretion either (a) in a manner that is proportionate to the manner in which all shares of our common stock are voted by our stockholders other than the Apollo Funds and the Riverstone Funds with respect to director elections or (b) for the Company Directors recommended by the Nominating & Governance Committee of the Board of Directors.

•

Committee Composition. The Audit Committee shall consist solely of Company Directors, the Compensation Committee shall have at least one Company Director and the Nominating & Governance Committee shall have at least two Company Directors.

•

Standstill Provisions. Until May 10, 2020, the Apollo Funds and Riverstone Funds and their respective affiliates agreed to refrain from taking certain actions, including (i) participating in the solicitation of proxies in opposition to the Company Directors and (ii) calling a special meeting in respect of the foregoing.

•

Related Party Transactions. Any transaction in excess of $120,000 in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates (other than us and our subsidiaries) or any of our directors has a material interest in the transaction must be approved by a majority of the disinterested directors or a majority of the Audit Committee.

On February 24, 2020, the Company and the other parties thereto amended the Stockholders’ Agreement to, among other things, add each of the Riverstone Sellers (or one or more of its designated affiliates) as parties to the Stockholders’ Agreement and provide that for purposes of determining whether the Riverstone Sellers and their affiliates continue to satisfy certain stock ownership requirements necessary to retain their rights to nominate directors to the Board, the Series A Convertible Preferred Stock owned by the Riverstone Sellers was, prior to the conversion thereof, counted towards such ownership requirements on an as converted basis at the closing of the ILX and Castex Acquisition. On March 30, 2020, all 110,000 shares of Series A Convertible Preferred Stock were converted into an aggregate 11.0 million shares of our common stock.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020 was completed by EY on March 10, 2021. EY has served as the Company’s independent registered public accounting firm since the closing of the Stone Combination. Prior to such date, EY served as Talos Energy LLC’s accounting firm since 2012.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by EY, the Company’s independent registered public accounting firm, for services provided since the closing of the Stone Combination:

	2019	2020
Audit Fees (1)	$1,820,899	$1,767,316
Audit-Related Fees
Tax Fees (2)	464,016	142,724
All Other Fees (3)	7,278

Total	$2,292,193	$1,910,040

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2019 and 2020, and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, and (v) other filings with the SEC, including consents, comfort letters, and comment letters.

(2)	Tax fees consist of the aggregate fees incurred related to tax compliance services and consultations on various tax issues.
(3)	Other fees consist of fees for accounting research software licenses.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of EY’s audit, audit-related, tax and other services. For the fiscal year ended December 31, 2020, the Audit Committee pre-approved all services described above.

The Company expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal TWO requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on Proposal TWO. Votes cast FOR or AGAINST this Proposal TWO will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the

fiscal year ending December 31, 2021.

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED

EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2020, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail under the heading “Executive Compensation,” we structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We accomplish this by tying several components of our executive compensation program to the Company’s short and long-term performance. Further, the majority of the Company’s Named Executive Officers’ compensation is at-risk. In an effort to achieve these goals, we have implemented the best practices described in the chart below.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Retain an independent compensation consultant

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Base acceleration of performance share unit awards on actual performance

✓  Maintain stock ownership guidelines

✓  Maintain a clawback policy

×   No excessive perquisites

×   No tax gross-ups

×   No current dividend payments on unvested equity awards

×   No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

×   No hedging or pledging of Company securities

×   No individualized employment or severance agreements

Please read the “Executive Compensation” section beginning on page 22 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2020.

The Compensation Committee and the Board have determined that the Company’s Named Executive Officer compensation program focuses on long-term value creation for our stockholders and delivers pay relative to our performance, all of which help us to attract, retain and motivate talented executives to ensure the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

Vote Required

Approval of Proposal THREE requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote Proposal THREE. Votes cast FOR or AGAINST this Proposal THREE will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote. This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value our stockholders’ opinions with respect to our Named Executive Officer compensation program and will take into account the result of this vote when evaluating the compensation programs for our Named Executive Officers in the future.

Recommendation

The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the Company’s Named

Executive Officer compensation for the fiscal year ended

December 31, 2020 as disclosed in this Proxy Statement

pursuant to the compensation disclosure rules

of the SEC.

PROPOSAL FOUR: APPROVAL OF THE TALOS ENERGY INC. 2021 LONG TERM INCENTIVE PLAN

The use of equity-based awards under the 2018 LTIP has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The Board believes it is in the best interests of our stockholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future stockholders.

The Board has determined that the current number of shares of our common stock available for grant under the 2018 LTIP (which is our only active equity-based plan) is not sufficient to meet the needs of our compensation program going forward. Accordingly, the Board adopted the Talos Energy Inc. 2021 Long Term Incentive Plan (the “2021 LTIP”) on March 8, 2021 in order to increase the number of shares of our common stock available for future grants, as described below. At the Annual Meeting, our stockholders will be asked to approve the 2021 LTIP. If approved by our stockholders, 8,639,415 shares of our common stock will be available for awards under the 2021 LTIP and no further awards will be granted under the 2018 LTIP. If the proposed 2021 LTIP is not approved by our stockholders, then the 2018 LTIP will remain in effect and the Company will remain eligible to grant cash awards under the 2021 LTIP. Whether the 2021 LTIP is approved by our stockholders or not, each award granted under the 2018 LTIP will continue to be subject to the terms of and provisions applicable to such award under the applicable award agreement and the 2018 LTIP.

Background and Purpose for Adopting the 2021 LTIP

The 2018 LTIP authorizes awards to be granted covering up to 5,415,576 shares of our common stock, subject to adjustment in accordance with the terms of the 2018 LTIP upon certain changes in capitalization and similar events. As of March 10, 2021, there were approximately 2,564,415 shares of our common stock remaining available for new awards under the 2018 LTIP (counting performance-based awards at the target payout level). The Company has not granted any awards under the 2018 LTIP since March 8, 2021, and will not grant any future awards under the 2018 LTIP if the 2021 LTIP is approved by our stockholders at the Annual Meeting.

If the 2021 LTIP is approved by our stockholders, 8,639,415 shares of our common stock will be authorized for issuance thereunder subject to the share recycling and adjustment provisions of the 2021 LTIP described below. This number represents 2,564,415 shares of our common stock available for awards under the 2018 LTIP as of March 10, 2021 (counting performance-based awards at the target payout level) and an additional 6,075,000 shares of our common stock newly reserved for issuance under the 2021 LTIP. The number of shares of our common stock reserved for issuance under the 2021 LTIP is expected to provide flexibility to enable the continued use of stock-based compensation consistent with the objectives of our compensation program for approximately 5 years (based on our historical grant practices and recent share price). The actual length of time that the 2021 LTIP share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time, including our share price, participation levels, executive retention rate, and changes in the compensation practices of companies with which we compete for executive talent. In the event that our stockholders do not approve the 2021 LTIP at the Annual Meeting, the Administrator (as defined below) may still grant cash awards under the 2021 LTIP and awards may continue to be granted under the 2018 LTIP.

For additional information regarding equity-based awards previously granted by us under the 2018 LTIP, please see Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2020. As of March 10, 2021, there were 81,707,214 shares of our common stock outstanding. The closing price per share of our common stock on the New York Stock Exchange as of March 10, 2021 was $13.53.

The proposed 2021 LTIP is included as Annex A hereto. If the 2021 LTIP is approved by stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the shares of common stock available for issuance under the 2021 LTIP.

Summary of the 2021 LTIP

A summary of the material terms of the 2021 LTIP is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2021 LTIP and is qualified in its entirety by reference to the 2021 LTIP included as Annex A hereto, which is incorporated by reference into this Proposal FOUR. The purpose of the 2021 LTIP is to attract, retain and motivate qualified persons as employees, directors and consultants of the Company and its affiliates. The 2021 LTIP also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates. The 2021 LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs (“Nonstatutory Options,” and together with ISOs, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) restricted stock units (“Restricted Stock Units” or “RSUs”), (vi) awards of vested stock (“Stock Awards”), (vii) dividend equivalents, (viii) other stock-based or cash awards; and (ix) substitute awards (“Substitute Awards” and together with Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, dividend equivalents and other stock-based or cash awards, the “Awards”).

Key features of the 2021 LTIP include:

•	No new awards will be granted under the 2018 LTIP following the Annual Meeting if the 2021 LTIP is approved by our stockholders;

•	No automatic Award grants are promised to any eligible individual;

•

Certain shares of our common stock subject to awards under the 2021 LTIP that are not delivered will again be available for issuance pursuant to new Awards under the 2021 LTIP; however, Shares of our common stock (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the 2021 LTIP, will not become available for new Awards under the 2021 LTIP;

•

Certain shares of our common stock subject to awards under the 2018 LTIP that are not delivered will become available for issuance pursuant to new Awards under the 2021 LTIP; however Shares of our common stock (i) tendered or withheld in payment of any exercise or purchase price of a Prior Award (as defined below) or taxes relating to a Prior Award, (ii) subject to a stock option or stock appreciation right that was a Prior Award but were not issued or delivered as a result of the net settlement or net exercise of such stock option or stock appreciation right, or (iii) repurchased on the open market with the proceeds of a stock option’s exercise price where such stock option was a Prior Award, in each case, granted under the 2018 LTIP, will not become available for new Awards under the 2021 LTIP;

•	Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control;

•	No gross-ups under Section 280G of the Code;

•	No evergreen for the share reserve;

•	Ten year term;

•	Except as permitted in the grant of Substitute Awards, no discounted options or related Awards may be granted;

•

No repricing, replacement or re-granting of Options, SARS or other stock awards without stockholder approval if the effect would be to reduce the exercise price of the Award (except in the event of certain equitable adjustments or a change in control, as further described below);

•

Any Award (or portion thereof) granted under the 2021 LTIP will vest no earlier than the first anniversary of the date the Award is granted (subject to an exception equal to no more than 5% of the shares reserved for issuance under the 2021 LTIP);

•	Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;

•	Awards are generally non-transferrable;

•	Meaningful annual limits on total director compensation; and

•

Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

Eligibility

Employees, non-employee directors and consultants of the Company and its affiliates are eligible to receive awards under the 2021 LTIP. Eligible individuals to whom an Award is granted under the 2021 LTIP are referred to as “Participants.” As of March 10, 2021, the Company and its affiliates have approximately six executive officers, nine non-employee directors, 413 employees and nine individual professional consultants and contractors who will be eligible to participate in the 2021 LTIP.

Administration

The Board (or a committee of two or more directors appointed by the Board) will administer the 2021 LTIP (as applicable, the “Administrator”). Unless otherwise determined by the Board, the Administrator will consist at all times of two or more directors who qualify as (i) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (ii) “independent” under the applicable listing standards or rules of the securities exchange upon which our common stock is traded but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. Unless otherwise limited by the 2021 LTIP or applicable law, the Administrator has broad discretion to administer the 2021 LTIP, interpret its provisions, and adopt policies for implementing the 2021 LTIP. This discretion includes the power to determine when and to whom Awards will be granted; decide how many Awards will be granted (measured in cash, shares of our common stock, or as otherwise delegated); prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary); delegate duties under the 2021 LTIP; terminate, modify or amend the 2021 LTIP; and execute all other responsibilities permitted or required under the 2021 LTIP.

Securities to be Offered

Subject to approval by our stockholders at the Annual Meeting and further subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of our common stock that may be issued pursuant to Awards under the 2021 LTIP is equal to 8,639,415, and all such shares will be available for issuance upon the exercise of ISOs. The number of shares that may be issued pursuant to the 2021 LTIP is also subject to the share recycling and adjustment provisions described below.

If all or any portion of an Award, including an award granted under the 2018 LTIP that is outstanding as of the effective date of the 2021 LTIP (a “Prior Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares, any shares subject to such Award or Prior Award will again be available for new Awards under the 2021 LTIP. As of March 10, 2021, there were 2,911,299 Prior Awards outstanding (counting performance-based awards at the maximum payout level) and thus a maximum of 2,911,299 shares of our common stock could become available for new Awards under the 2021

LTIP in addition to the 8,639,415 shares reserved under the 2021 LTIP in the unlikely event that all Prior Awards are cancelled, forfeited, exchanged, settled for cash or otherwise terminated without delivery of shares following the adoption of the 2021 LTIP.

Any shares withheld or surrendered in payment of any taxes relating to Awards granted under the 2021 LTIP (other than Options or SARs) will be again available for new Awards under the 2021 LTIP. However, any shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the 2021 LTIP, will not be available for new Awards under the 2021 LTIP. Further, shares (x) tendered or withheld in payment of any exercise or purchase price of a Prior Award or taxes relating to a Prior Award, (y) subject to a stock option or stock appreciation right that was a Prior Award but were not issued or delivered as a result of the net settlement or net exercise of such stock option or stock appreciation right, or (z) repurchased on the open market with the proceeds of a stock option’s exercise price where such stock option was a Prior Award, in each case, granted under the 2018 LTIP, will not become available for new Awards under the 2021 LTIP.

Source of Shares

Shares of our common stock issued under the 2021 LTIP may come from authorized but unissued shares, from treasury stock held by the Company or from previously issued shares of our common stock reacquired by the Company, including shares purchased on the open market.

Director Compensation Limits

Under the 2021 LTIP, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000. Additional cash amounts or Awards may be paid for any calendar year in which a non-employee director (i) first joins the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive Chairman of the Board. The limit on non-employee director compensation described above does not apply to compensation paid for any period in which the individual served as our employee or an employee of our affiliates or was otherwise providing services to us or our affiliates other than in the capacity as a director.

Minimum Vesting Term

Any Award (or portion thereof) granted under the 2021 LTIP will vest no earlier than the first anniversary of the date the Award is granted, subject to an exception equal to no more than 5% of the shares reserved for issuance under the 2021 LTIP. For the avoidance of doubt, the grant of a fully vested stock award will count against the 5% exception. Notwithstanding the foregoing, the Administrator retains the ability to accelerate the vesting of any Award for any reason.

Dividends and Dividend Equivalents Subject to Forfeiture

Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

Prohibition on Repricing

Except as may be related to Substitute Awards or in the event of certain equitable adjustments or a change in control, as described in the 2021 LTIP, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per share of stock under such Option or SAR exceeds the fair market value of a share of our common stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which our common stock is listed.

Awards Under the 2021 LTIP

Options

An Option represents the right to purchase our common stock at a fixed exercise price. We may grant Options to eligible persons including: (i) ISOs (only to employees of the Company or its subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each option granted under the 2021 LTIP will be stated in the option agreement and may vary; however, the exercise price for an Option must not be less than the fair market value per share of our common stock as of the date of grant (or 110% of the fair market value for certain ISOs), and the Option may not be re-priced without the prior approval of our stockholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant. The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in shares of our common stock, other awards or other property) and the methods and forms in which our common stock will be delivered to a participant.

SARs

A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of our common stock or any combination thereof as determined by the Administrator. The grant price of a share of our common stock subject to the SAR shall be determined by the Administrator, but in no event shall that grant price be less than the fair market value of the our common stock on the date of grant. The Administrator has the discretion to determine other terms and conditions of a SAR award.

Restricted Stock Awards

A Restricted Stock Award is a grant of shares of our common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the 2021 LTIP or an Award agreement, the holder of a Restricted Stock Award will have rights as a stockholder, including the right to vote our common stock subject to the Restricted Stock Award and to receive dividends on our common stock subject to the Restricted Stock Award during the restriction period. Unless otherwise determined by the Administrator and specified in the Award agreement, our common stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. In addition, any cash dividends will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such dividends were paid and will not be paid unless and until such Restricted Stock Award has vested and been earned.

Restricted Stock Units

RSUs are rights to receive our common stock, cash, or a combination of both equal in value to the number of shares of our common stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the RSU Award agreement, and those restrictions may lapse at such times determined by the Administrator.

Stock Awards

The Administrator is authorized to grant our common stock as a Stock Award. The Administrator will determine any terms and conditions applicable to grants of our common stock, including performance criteria, if any, associated with a Stock Award.

Dividend Equivalents

Dividend equivalents entitle a Participant to receive cash, shares of our common stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award agreement, provided, however, that dividend equivalents granted in connection with another Award will be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such dividends accrue and will not be paid unless and until such Award has vested and been earned.

Other Stock- or Cash-Based Awards

Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Cash-based awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award. Cash-based awards may be granted under the 2021 LTIP even if the 2021 LTIP is not approved by our stockholders at the Annual Meeting.

Substitute Awards

The Company may grant Awards in substitution for any other Award granted under the 2021 LTIP or another plan of the Company or its affiliates or any other right of a person to receive payment from the Company or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of our common stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.

Other Provisions

Recapitalization

In the event of any change in the Company’s capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the 2021 LTIP, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the 2021 LTIP, in each case to equitably reflect such event.

Change in Control

The 2021 LTIP does not provide for the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company does assume the awards, unless the individual Award agreement provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination that occurs in connection with or 12 months following the change in control.

Tax Withholding

The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, our common stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.

Limitations on Transfer of Awards

Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award, which is a fully vested share at the time of grant. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. However, notwithstanding these restrictions, a Participant may assign or transfer, without consideration, an Award, other than an ISO, with the consent of the Administrator and subject to various conditions stated in the 2021 LTIP. No Award (other than a Stock Award, which is a fully vested share at the time of grant) may be transferred to a third-party financial institution for value.

All shares of our common stock subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the 2021 LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.

Clawback

All awards under the 2021 LTIP will be subject to any clawback or recapture policy adopted by the Company, as in effect from time to time.

Plan Amendment and Termination

The Administrator may amend or terminate any Award or Award agreement or amend the 2021 LTIP at any time, and the Board may amend or terminate the 2021 LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. As discussed in more detail above, the Administrator does not have the authority, without the approval of stockholders, to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the Board to amend or terminate any Award, Award agreement or the 2021 LTIP, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

Term of the 2021 LTIP

The 2021 LTIP became effective as of March 8, 2021 and will remain in effect for a period of ten years (unless earlier terminated by the Board). Awards granted before the termination of the 2021 LTIP will continue to be effective according to their terms and conditions if outstanding after the end of such ten year term.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the 2021 LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2021 LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonstatutory options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the 2021 LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants

Options and SARs

Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a

Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of our common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2021 LTIP generally prohibits the transfer of Awards, but the 2021 LTIP allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2021, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the common stock received.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2021 LTIP could also be limited by the golden parachute rules of Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the 2021 LTIP could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.

New Plan Benefits

On March 5, 2021, the Company granted cash awards under the 2021 LTIP to each of the Named Executive Officers and certain non-executive employees. If the 2021 LTIP is approved by our stockholders, then such awards will be settled in shares of our common stock rather than cash. The amount of such cash awards granted to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group under the 2021 LTIP are set forth in the below table.

Name and Position	Dollar Value ($)(1)	Number of Shares (#)(2)
Timothy S. Duncan President and Chief Executive Officer	4,111,967	302,573
Shannon E. Young Executive Vice President, Chief Financial Officer and Chief Accounting Officer	1,593,400	117,248
Robert D. Abendschein Executive Vice President and Head of Operations	1,233,605	90,773
John A. Parker Executive Vice President of Exploration	1,336,400	98,337
William S. Moss III Executive Vice President and General Counsel	1,280,096	94,194
Stephen E. Heitzman Former Executive Vice President and Chief Operating Officer	—	—
Executive Group	9,786,784	720,146
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	11,839,893	871,221

(1)

This column reflects the dollar value of awards of RSUs and the target dollar value of awards of PSUs granted under the 2021 LTIP on March 8, 2021. The amounts reported in this column were determined by multiplying the number of RSUs and the target number of PSUs granted by $13.59, the closing price of our common stock on the date of grant. If the 2021 LTIP is not approved by our stockholders, such awards will be settled in an amount of cash equal to the product of (x) the fair market value of one share of our common stock and (y) the number of vested RSUs or earned PSUs, as applicable. Because the PSU awards are subject to performance conditions, the number of PSUs actually earned may be substantially less than the target value of such awards reflected in this column.

(2)

This column reflects the number of shares of our common stock subject to RSU awards and the target number of shares of our common stock subject to PSU awards granted under the 2021 LTIP on March 8, 2021. Such awards will be settled in cash if the 2021 LTIP is not approved by our stockholders. Because the number of shares (or, if the 2021 LTIP is not approved by our stockholders, the amount of cash) to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares or amount of cash, as applicable, actually issued may be substantially less than the number or value reflected in this table.

Equity Compensation Plan Information

The following sets forth our issuance of awards under the 2018 LTIP as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,561,182	—	2,598,651
Equity compensation plans not approved by security holders(1)	—	—	—

Total	2,561,182	—	2,598,651

(1)

This column reflects the target number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards granted under the 2018 LTIP outstanding and unvested as of December 31, 2020. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be substantially less than the number reflected in this column. No options or warrants have been granted under the 2018 LTIP.

(2)	No options or warrants have been granted under the 2018 LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.
(3)	This column reflects the total number of shares of our common stock remaining available for issuance under the 2018 LTIP as of December 31, 2020.

Consequences of Failing to Approve the Proposal

If this proposal is not approved by stockholders, no equity awards will be granted under the 2021 LTIP. If the 2021 LTIP is not approved by stockholders, the Company will remain able to grant (i) cash awards under the 2021 LTIP and (ii) awards under the 2018 LTIP until the share reserve is exhausted. Once the share reserve under the 2018 LTIP is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.

Vote Required

Approval of Proposal FOUR requires the affirmative vote of a majority of the votes cast affirmatively, negatively or by abstention at the Annual Meeting by the holders entitled to vote Proposal FOUR. Votes cast FOR or AGAINST or marked ABSTAIN with respect to this Proposal FOUR will be counted as votes cast on the Proposal. As a result, abstentions will have the same effect as a vote AGAINST Proposal Four. Further, for these purposes, broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR

the Talos Energy Inc. 2021 Long Term Incentive Plan.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Charles M. Sledge qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of May 10, 2018, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB and the Commission regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report, filed with the SEC.

Audit Committee of the Board of Directors Charles M. Sledge, Chairman Donald R. Kendall, Jr., Member John “Brad” Juneau, Member

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2022 proxy materials must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary), and the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the first anniversary of the date the Company sends its 2021 proxy materials, which will be December 9, 2021 (based the mailing date of April 6, 2021 for the 2021 proxy materials). Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

Any stockholder of the Company who desires to submit a proposal for action at the 2022 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary) not earlier than the close of business on the 120th day (January 11, 2022) and not later than the close of business on the 90th day (February 10, 2022) prior to the first anniversary of the preceding year’s annual meeting (May 11, 2022). However, in the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before (prior to April 11, 2022) or more than 60 days after (after July 10, 2022) the first anniversary of the preceding year’s annual meeting (May 11, 2022), notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2022 Annual Meeting of Stockholders and not later than the close of business on the later of the 100th day prior to the date of the 2022 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2022 Annual Meeting of Stockholders is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.

It is the responsibility of the Nominating & Governance Committee to, subject to the terms of the Stockholders’ Agreement, identify, evaluate, and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating & Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, the Nominating & Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating & Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating & Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating & Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating & Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating & Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of proxies may be made via the internet, by mail, personal interview or telephone by directors, officers and other regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. The Company will bear all costs of solicitation.

AVAILABILITY OF CERTAIN DOCUMENTS

Copies of this Proxy Statement, the proxy card and our Annual Report have been posted on the Internet and can be accessed by all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report, including the exhibits, the financial statements and any schedules thereto. Please send a written request to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

Attention: Investor Relations

The charters for each of the Audit, the Compensation, the Nominating & Governance and the Safety, Sustainability and Corporate Responsibility Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics have been posted to our corporate website (www.talosenergy.com) and can be accessed through the website’s “Corporate Governance & Board Committees” section. Our Code of Business Conduct and Ethics applies to our directors, officers and other employees, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address specified above. The committee charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in print without charge upon written request to William S. Moss III, our General Counsel, at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to William S. Moss III, our General Counsel, at the address or phone number above.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTIONS TO ANNUAL MEETING

The 2021 Annual Meeting of Stockholders will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. Three Allen Center is located in downtown Houston, Texas.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the COVID-19 outbreak, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.PROXYDOCS.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2022 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

Annex A

TALOS ENERGY INC.

2021 LONG TERM INCENTIVE PLAN

1.    Purpose. The purpose of the Talos Energy Inc. 2021 Long Term Incentive Plan (as amended from time to time, the “Plan”) is to provide a means through which (a) Talos Energy Inc., a Delaware corporation (together with any successor thereto, the “Company”), and the Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and the Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and the Affiliates rest, and whose present and potential contributions to the Company and the Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and the Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     “Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled Person or (ii) to direct or cause the direction of the management and policies of the controlled Person, whether through the ownership of voting securities, by contract, or otherwise.

(b)    “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as amended or any successor accounting standard.

(c)    “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.

(d)    “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cash Award” means an Award denominated in cash granted under Section 6(i).

(g)    “Cause” means “cause” (or a term of like import) as defined in the Participant’s Award Agreement governing the Award at issue or, if such term is not defined in the applicable Award Agreement, then “Cause” means “cause” (or a term of like import) under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “cause” (or a term of like import), then Cause shall mean (i) the Participant’s material breach of any written agreement between the Participant and the Company or an Affiliate; (ii) the Participant’s material breach of any law applicable to the workplace or employment relationship, or the Participant’s material breach of any material policy or code of conduct established by the Company, an Affiliate, or a successor to the Company applicable to the Participant, including policies on discrimination, harassment and sexual harassment; (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (iv) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Participant’s willful failure or refusal, other than due to disability to perform the Participant’s obligations or to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Participant’s action or omissions as set forth in clause (v) are of such a nature that the Company or a successor of the Company determines that they are curable by the Participant, such actions or omissions must remain uncured for 30 days after the Company or a successor of the Company provides the Participant written notice of the obligation to cure such actions or omissions.

(h)    “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i)    The acquisition (whether by purchase, merger, consolidation or other similar transaction) by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of Stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors; provided, however, that, for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company or any Affiliate, (2) any acquisition directly from the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (4) any Business Combination (as defined below) that does not constitute a Change in Control under subsection (iii) below;

(ii)    During any period of twelve (12) consecutive months, individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) other than the Board;

(iii)    The consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), recapitalization, merger, consolidation, or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other entity, in any case, with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination;

(iv)    The consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis) in one or a series of related transactions to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act or Section 14(d)(2) of the Exchange Act) that is not the Company or any Affiliate; or

(v)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, the transaction or event described in clauses (i), (ii), (iii), (iv) or (v) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by the Nonqualified Deferred Compensation Rules.

(h)    “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(v)(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(v)(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair market value of the portion of the consideration offered which is other than cash and such determination by the Committee shall be final, conclusive and binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j)    “Committee” means a committee of the Board of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k)    “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)    “Effective Date” means March 8, 2021.

(m)    “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of the Affiliates, and any other person who provides services to the Company or any of the Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may result in such individual receiving Stock. An employee on leave of absence may be an Eligible Person.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o)    “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p)     “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)    “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(r)    “Nonstatutory Option” means an Option that is not an ISO.

(s)    “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(t)    “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(u)    “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(v)    “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, join stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee, executor, administrator, and nominee or entity in a representative capacity.

(w)    “Prior Plan” means the Talos Energy Inc. Long Term Incentive Plan.

(x)    “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(y)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(z)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period or upon the occurrence of an event (which may or may not be coterminous with the vesting schedule of the Award).

(aa)    “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(bb)    “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(cc)    “SEC” means the Securities and Exchange Commission.

(dd)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(ee)    “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(ff)    “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(gg)    “Substitute Award” means an Award granted under Section 6(j).

3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)    designate Eligible Persons as Participants;

(ii)    determine the type or types of Awards to be granted to an Eligible Person;

(iii)    determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)    determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v)    modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)    determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)    impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)    interpret and administer the Plan and any Award Agreement;

(ix)    correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, the Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other Persons claiming rights from or through a Participant. Notwithstanding anything to the contrary herein, the Board may, in its sole discretion, at any time and from time to time, exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters that under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee.

(b)    Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c)    Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate applicable law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been properly delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. Any such delegation may be revoked by the Committee at any time. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of the Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of the Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of the Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates will be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.    Stock Subject to Plan.

(a)    Number of Shares Available for Delivery. Subject to approval of the Plan by the Company’s stockholders and, subject further to adjustment in a manner consistent with Section 8, (i) 8,639,415 shares of Stock are reserved and available for delivery with respect to Awards, and such total number of shares of Stock shall be available for issuance upon the exercise of ISOs, plus (ii) the number of shares of Stock that become available for Awards under this Plan pursuant to Section 4(d) below. For the avoidance of doubt, if this Plan is not approved by the Company’s stockholders then no shares of Stock will be reserved for issuance under the Plan and the Plan will be used solely to grant awards that are settled in cash.

(b)    Application of Limitation to Grants of Awards. Subject to Section 4(d), no Award may be granted if the number of shares of Stock that must be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares will again be available for Awards. For the avoidance of doubt, Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until vesting. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or an SAR or taxes relating to an Option or an SAR, including shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (ii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will be considered “delivered shares” and will not, in each case, be again available for Awards. The number of shares of Stock withheld in payment of the tax withholding obligation related an Award other than an Option or an SAR will be again available for Awards under the Plan. For the avoidance of doubt, if an Award is settled in cash it shall not be counted against any share limit under this Section 4.

(d)    Shares Available Under the Prior Plan. In addition, if the Company’s stockholders approve the Plan, then shares of Stock subject to an award granted under the Prior Plan and outstanding as of the Effective Date (a “Prior Award”) that expire or are cancelled, forfeited, exchanged, settled in cash or otherwise terminated (including shares forfeited with respect to Restricted Stock) shall become available for future grants of Awards under the Plan to the extent of such expiration, cancelation, forfeiture, exchange, settlement in cash or other termination. For the avoidance of doubt, a number of shares of Stock equal to the difference between (i) the maximum number of shares of Stock that could have been settled pursuant to performance-based Prior Awards, and (ii) the actual number of shares of Stock delivered upon settlement of performance-based Prior Awards, shall become available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock subject to Prior Awards shall not be added to the shares of Stock authorized for grant under Section 4(a) and shall not be available for future grants of Awards: (i) the number of shares tendered or withheld in payment of any exercise or purchase price of a Prior Award or taxes relating to a Prior Award, (ii) shares that were subject to a stock option or stock appreciation right that was a Prior Award but were not issued or delivered as a result of the net settlement or net exercise of such stock option or stock appreciation right, and (iii) shares repurchased on the open market with the proceeds of a stock option’s exercise price where such stock option was a Prior Award. For the avoidance of doubt, if the Company’s stockholders approve the Plan then no awards will be granted under the Prior Plan on or following the Effective Date. If the Company’s stockholders do not approve the Plan then the Company may grant awards under the Prior Plan following the

Effective Date in compliance with the terms and provisions of the Prior Plan and no Shares subject to Prior Awards will become available for grant under the Plan, as described in this Section 4(d).

(e)    Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

(f)    Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.    Eligibility; Award Limitations for Non-Employee Members of the Board.

(a)    Awards may be granted under the Plan only to Eligible Persons.

(b)    In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000; provided, however, that for any calendar year in which a member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, (iii) serves as lead director, or (iv) serves as non-executive Chairman of the Board, additional compensation, whether denominated in cash or Awards may be paid. For purposes of this Section 5(b), the value of Awards shall be determined, if applicable, pursuant to ASC Topic 718 on the date of grant and attributed to the compensation limit for the year in which the Award is granted. For the avoidance of doubt, the limits set forth in this Section 5(b) shall be without regard to grants of Awards or other payments, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of the Affiliates or was otherwise providing services to the Company or to any of the Affiliates other than in the capacity as a director of the Company. For the avoidance of doubt, any cash compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled, if later.

6.    Specific Terms of Awards.

(a)    General.

(i)    Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. To the extent provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(ii)    Without limiting the scope of Section 6(a)(i), with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants.

(iii)    Subject to Section 8(e) of the Plan, any Award (or portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 4 may be granted to any one or more Eligible Persons without respect to and/or administered without regard for this minimum vesting provision. For the avoidance of doubt, the grant of Stock Awards will count against the 5% limit described in the immediately preceding sentence. No Award Agreement shall be permitted to reduce or eliminate the requirements of this Section 6(a)(iii). Nothing in this Section 6(a)(iii) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award for any reason.

(b)    Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i)    Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)    Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO); provided, that if the period to exercise the Option (other than in the case of an ISO) would expire at a time when trading in the shares of Stock is prohibited by the Company’s insider trading policy (or any Company-imposed “blackout period”) or any applicable law, then the period to exercise the Option shall be automatically extended until the 30th day following the expiration of such prohibition.

(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Code). Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable Award Agreement.

(c)    SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i)    Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)    Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)    Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR; provided, that if the period to exercise the SAR would expire at a time when trading in the shares of Stock is prohibited by the Company’s insider trading policy (or any Company-imposed “blackout period”) or any applicable law, then the period to exercise the SAR shall be automatically extended until the 30th day following the expiration of such prohibition

(iv)    Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i)    Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Stock distributed in connection with a Stock split or a Stock dividend, and other property (other than cash) distributed as a dividend, in each case, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:

(i)    Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii)    Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)    Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms and conditions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock on such terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents that are granted on a free-standing basis shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock,

Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Dividend Equivalents granted in connection with another Award shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms, conditions and restrictions of such Other Stock-Based Awards, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)    Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.

(j)    Substitute Awards. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.

(k)    No Repricing. Except as provided in Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR equals or exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.    Certain Provisions Applicable to Awards.

(a)    Limit on Transfer of Awards.

(i)    Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)    Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)    To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award, which is a fully vested share of Stock at the time of grant) may be transferred to a third-party financial institution for value.

(iv)    An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of the Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)    Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)    Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restrictive covenant agreement in favor of the Company and the Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(f)    Dividends and Dividend Equivalents Subject to Forfeiture. Any dividend or Dividend Equivalent credited with respect to any Award (except for dividends paid following the grant of a Stock Award, which is an Award of unrestricted (i.e., fully vested) shares of Stock) shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such Stock or other property has been distributed and shall not be delivered unless and until such Award has vested and been earned.

8.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)    Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)    Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)    Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price, grant price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)    Change in Control.

(i)    Treatment of Awards Assumed or Substituted by a Successor Entity.

(A)    Except as otherwise provided in an Award Agreement, in the event of a Change in Control, in which any successor entity assumes outstanding Awards or substitutes similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely with respect to the occurrence of the Change in Control.

(B)    Except as otherwise provided in an Award Agreement, if, in connection with or within twelve (12) months following a Change in Control, a Participant’s service, consulting relationship, or employment with the Company, an Affiliate, and the Successor Entity and the Affiliates is terminated without Cause, the vesting and exercisability of all Awards, including substitute awards, then held by such Participant will be accelerated in full and be settled, as applicable, no later than sixty (60) days following the conclusion of the service or employment relationship (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards shall vest but will be settled at date(s) of settlement specified in the applicable Award Agreement) and the expiration date of any Options shall be the day three months following the date the Participant ceases to be an employee or service provider to the Company, an Affiliate, and the Successor Entity and its affiliates. Unless the Award Agreement specifically provides for different treatment upon the circumstances described in this Section 8(e)(i)(B), Awards that vest based on performance shall be settled at the greater of (A) the target level of performance as set forth in the performance Award, and (B) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.

(ii)    Treatment of Awards not Assumed or Substituted. Unless otherwise provided in an Award Agreement, if, upon a Change in Control, the successor entity does not assume outstanding Awards or substitute similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, then the vesting of all outstanding Awards will be accelerated in full with effect immediately prior to the occurrence of the Change in Control and shall be settled, as applicable, no later than sixty (60) days following the Change in Control (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards will be settled at the originally specified date(s) of settlement). The Participant shall be permitted to conditionally redeem or exercise any or all Options, as applicable, effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction. Unless the Award Agreement specifically provides for different treatment upon the circumstances described in this Section 8(e)(ii), Awards that vest based on performance shall be settled at the greater of (A) the target level of performance as set forth in the performance Award, and (B) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.

If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.    General Provisions.

(a)    Tax Withholding. The Company and any of the Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of the Affiliates, (ii) interfering in any way with the right of the Company or any of the Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)    Relationship to Other Benefits. No Award or payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan or as required by applicable law.

(d)    Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Houston, Texas. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(e)    Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(f)    Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(g)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of the Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of the Affiliates as a result of any such action.

(h)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(i)    Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(j)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)    Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the

Company (if the Company has requested such an opinion), constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company (if the Company has requested such an opinion), may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(l)    Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m)    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(n)    Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(o)    Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is March 8, 2031. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.    Amendments to the Plan and Awards. The Committee may (a) amend, alter, suspend, discontinue or terminate any Award or Award Agreement or (b) amend or alter the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any applicable law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Board may (i) amend, alter, suspend, discontinue or terminate the Committee’s authority to grant Awards or (ii) amend, alter, suspend, discontinue or terminate the Plan; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

SPINE AREA CORPORATE OFFICE 333 Clay St., Suite 3300 Houston, TX 77002 Phone: 713-328-3000 www.talosenergy.com

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Talos Energy Inc. Annual Meeting of Stockholders For Stockholders as of record on March 22, 2021 TIME: Tuesday, May 11, 2021 10:00 AM, Local Time PLACE: Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy S. Duncan and William S. Moss III, and each or either of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes them collectively, and each of them individually, to vote all the shares of capital stock of Talos Energy Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting and any adjournment or postponement thereof, conferring authority upon such true and lawful agents and proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendation of the Board of Directors. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/TALO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-291-6999 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/TALO

Talos Energy Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL YOUR VOTE 1. Election of Directors: To elect to the Company’s Board of Directors the four Class III directors as set forth in the accompanying Proxy Statement, each of whom will hold office until the 2024 Annual Meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. FOR AGAINST ABSTAIN 1.01 Neal P. Goldman #P2# #P2# #P2# 1.02 Rajen Mahagaokar #P3# #P3# #P3# 1.03 Paula R. Glover #P4# #P4# #P4# 1.04 Christine Hommes #P5# #P5# #P5# FOR AGAINST ABSTAIN 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. #P6# #P6# #P6# 3. Proposal to approve on a non-binding advisory basis, the Company’s Named Executive Officer compensation, as disclosed in the accompanying Proxy Statement, for the fiscal year ended December 31, 2020. #P7# #P7# #P7# 4. Proposal to approve the Company’s 2021 Long Term Incentive Plan in order to permit the delivery of shares of the Company’s common stock pursuant to awards granted thereunder. #P8# #P8# #P8# 5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page—VIFL Date Signature (if held jointly) Date